Exhibit 10.1

FIRST AMENDMENT TO

SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT
dated as of February 16, 2017
among
HOLLYFRONTIER CORPORATION,
as Borrower,
The Lenders Party Hereto,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Administrative Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,
and
BANK OF AMERICA, N.A., CITIBANK, N.A.,
and
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as Co-Documentation Agents

FIRST AMENDMENT TO
SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of February 16, 2017 (the “First Amendment Effective Date”), is among HOLLYFRONTIER CORPORATION, a Delaware corporation, as the Borrower, the LENDERS party hereto, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Syndication Agent, BANK OF AMERICA, N.A., CITIBANK, N.A., and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as the Co-Documentation Agents and MUFG UNION BANK, N.A. (successor by name change to Union Bank, N.A.), as the “Retiring Administrative Agent”.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Senior Unsecured 5-Year Revolving Credit Agreement dated as of July 1, 2014 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested that the Administrative Agent and the Lenders amend, and the Administrative Agent and the Lenders have agreed to amend, the Credit Agreement as herein set forth (the Credit Agreement, as the same shall be amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, hereinafter referred to as the “Amended Credit Agreement”).
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Amended Credit Agreement. Unless otherwise indicated, all annex, article, exhibit, schedule and section references in this Amendment refer to annexes, articles, exhibits, schedules or sections of the Amended Credit Agreement, as applicable.
Section 2.Resignation, Consent and Appointment. Pursuant to Article VIII, MUFG Union Bank, N.A. hereby resigns as administrative agent under the Credit Agreement effective as of the date hereof but immediately prior to the effectiveness of the amendment to the Credit Agreement set forth in Section 3 hereof on the First Amendment Effective Date. Pursuant to Article VIII, The Bank of Tokyo-Mitsubishi UFJ, Ltd. is hereby appointed as administrative agent under the Amended Credit Agreement and hereby becomes the “successor Administrative Agent” (as referenced in Article VIII) and is vested with all the rights and duties of the Retiring Administrative Agent and the Retiring Administrative Agent is discharged from its duties and obligations in its capacity as administrative agent under the Credit Agreement. Each party to this Amendment hereby consents to the appointment of The Bank of Tokyo-Mitsubishi UFJ, Ltd. as “successor Administrative Agent” under the Amended Credit Agreement as provided in this Section 2.

[FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

Section 3.Amendment to the Credit Agreement. The Credit Agreement, together with all annexes, exhibits and schedules thereto, is hereby amended in its entirety to read as set forth in the attached Annex 1.
Section 4.Joinder of New Lenders; Reallocation of Commitments. The Lenders have agreed among themselves to reallocate the Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures and to, among other things, allow certain financial institutions identified by the Joint Lead Arrangers, in consultation with the Borrower, to become parties to the Credit Agreement as Lenders (each, a “New Lender”) by acquiring an interest in the Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures. Each of the Administrative Agent and the Borrower hereby consents to (a) the reallocation of the Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures and (b) each New Lender’s acquisition of an interest in the Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures. The assignments by the existing Lenders necessary to effect the reallocation of the Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures and the assumptions by the New Lenders necessary for such New Lenders to acquire such interests are hereby consummated pursuant to the terms and provisions of this Amendment and Section 9.04(b), and the Borrower, the Administrative Agent and each Lender, including each New Lender, hereby consummates such assignment and assumption pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption (with the Effective Date, as defined therein, being the First Amendment Effective Date, as defined below); provided that (i) the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 9.04(b)(ii)(C) with respect to such assignments and assumptions, and (ii) any New Lender that is a Foreign Lender shall have delivered to the Borrower (with a copy to the Administrative Agent) the documentation required pursuant to Section 2.17(f). On the First Amendment Effective Date and after giving effect to such assignments and assumptions, the Applicable Percentages, Commitments and Multicurrency Commitments of each Lender shall be as set forth on Schedule 2.01. Each Lender hereby consents and agrees to the Applicable Percentages, Commitments and Multicurrency Commitments as set forth on Schedule 2.01. With respect to the foregoing assignments and assumptions, in the event of any conflict between this Amendment and Section 9.04(b), this Amendment shall control.
Section 5.Conditions Precedent. The effectiveness of the amendment to the Credit Agreement set forth in Section 3 hereof is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions precedent:
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

[FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

(b)    The Administrative Agent shall have received a favorable written opinion reasonably satisfactory to the Administrative Agent (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Vinson & Elkins LLP, counsel for the Borrower, providing an opinion as to the enforceability of the Loan Documents. The Borrower hereby requests such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.
(c)    The Administrative Agent shall have received a certificate of the Borrower attaching such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower in its jurisdiction of formation, the authorization of the Transactions and any other legal matters relating to the Borrower, its Subsidiaries, this Amendment or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent (it being understood that such certificate may, as applicable, incorporate by reference one or more of the certifications made in and documents and certificates attached to that certain certificate of the Borrower and its Subsidiaries delivered to the Retiring Administrative Agent on the Revolving Effective Date).
(d)    The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying (which statements shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the First Amendment Effective Date) that, as of the First Amendment Effective Date, (i) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (B) that involve the Loan Documents or the Transactions; and (ii) since December 31, 2015, there has been no material adverse change in the business, financial position, or results of operations of the Borrower together with its Subsidiaries on a consolidated basis.
(e)    The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying that, as of the First Amendment Effective Date, (A) the representations and warranties of the Borrower set forth in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the First Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date (including the Revolving Effective Date), in which case, on and as of such date, such representations and warranties continue to be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as materiality, the accuracy in all respects of such representations and warranties) as of such specified earlier date and (B) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

[FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

(f)    The Borrower shall have paid to the Administrative Agent, for the ratable account of each Lender, (i) a fee in an amount equal (1) to 15.0 basis points on the lesser of each Lender’s final allocated Commitment under the Amended Credit Agreement and such Lender’s prior Commitment under the Credit Agreement plus (2) 25.0 basis points on the amount of each Lender’s final allocated Commitment under the Amended Credit Agreement that is greater than such Lender’s prior Commitment under the Credit Agreement, which will be based on such Lender’s respective final allocated commitments to the Amended Credit Agreement and will be agreed upon by the Borrower and the Joint Lead Arrangers and (ii) all other reasonable and documented fees and expenses due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced not later than three Business Days prior to the First Amendment Effective Date, all reasonable and documented fees and expenses of the Administrative Agent and its Affiliates in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.
(g)    The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Commitment dated as of the date hereof.
Section 6.Miscellaneous.
(a)    Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, remain in full force and effect following the effectiveness of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(b)    Ratification and Affirmation. The Borrower hereby:
(i)    acknowledges the terms of this Amendment, and
(ii)    ratifies and affirms its obligations, and acknowledges its continued liability, under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby.
(c)    Incorporation of Specified Terms and Provisions. The terms and provisions of each of Section 9.02, Section 9.03, Section 9.04(b), Section 9.05, Section 9.06, Section 9.07, Section 9.10, Section 9.11, Section 9.12 and Section 9.16 are incorporated into this Amendment mutatis mutandis.
(d)    Loan Document. This Amendment is a Loan Document.
(e)    Exiting Lenders. Subject to receipt of funds necessary to pay off all principal, interest, fees and other charges, as applicable, owed to each of Deutsche Bank AG New York Branch and Frost Bank (each, an “Exiting Lender” and together, the “Exiting Lenders”), such Exiting

[FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

Lenders hereby (i) consent to this Amendment as required under Section 9.02 of the Credit Agreement and (ii) acknowledge and agree to Sections 2 and 4 of this Amendment. Each of the parties hereto hereby agrees and confirms that after giving effect to Section 4 of this Amendment, each of the Exiting Lenders’ Commitments, Multicurrency Commitments, Applicable Percentages, Credit Exposures and Multicurrency Credit Exposures shall be $0 or 0% as applicable, each of their Commitments to lend and all of their obligations under the Credit Agreement shall be terminated and each of the Exiting Lenders shall cease to be a Lender for all purposes under the Loan Documents.
[SIGNATURES BEGIN NEXT PAGE]

[FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the First Amendment Effective Date.

BORROWER:    HOLLYFRONTIER CORPORATION

By: /s/ John Harrison
Name: John Harrison
Title: Vice President and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent, the Swingline Lender, an Issuing Bank and a Lender

By: /s/ Todd Vaubel
Name: Todd Vaubel
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

WELLS FARGO BANK, N.A., as the Syndication Agent, an Issuing Bank and a Lender

By: /s/ Nathan Starr
Name: Nathan Starr
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

BANK OF AMERICA, N.A., as a Co-Documentation Agent, an Issuing Bank and a Lender

By: /s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

CITIBANK, N.A., as a Co-Documentation Agent, an Issuing Bank and a Lender

By: /s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Co-Documentation Agent, an Issuing Bank and a Lender

By: /s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Todd S. Anderson
Name: Todd S. Anderson
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Kyle T. Helfrich
Name: Kyle T. Helfrich
Title: Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ J. Frazell
Name: J. Frazell
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

SUNTRUST BANK, as a Lender

By: /s/ Carmen Malizia
Name: Carmen Malizia
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

EXPORT DEVELOPMENT CANADA, as a Lender

By: /s/ Christiane de Billy
Name: Christiane de Billy
Title: Senior Financing Manager

By: /s/ Benson Mutalemwa
Name: Benson Mutalemwa
Title: Senior Associate

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

BNP PARIBAS, as a Lender

By: /s/ Joe Onischuk
Name: Joe Onischuk
Title: Managing Director

By: /s/ Charles Hill
Name: Charles Hill
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

FIFTH THIRD BANK, as a Lender

By: /s/ Larry Hayes
Name: Larry Hayes
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

COMERICA BANK, as a Lender

By: /s/ Gerald R. Finney Jr.
Name: Gerald R. Finney Jr.
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

CITIZENS BANK, N.A., as a Lender

By: /s/ Scott Donaldson
Name: Scott Donaldson
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

MUFG UNION BANK, N.A. as Retiring Administrative Agent
By: /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

The undersigned has caused this Amendment to be duly executed as of the date and year first above written for the sole purpose of Section 6(e) hereof.

DEUTSCHE BANK AG NEW YORK BRANCH as Exiting Lender
By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

The undersigned has caused this Amendment to be duly executed as of the date and year first above written for the sole purpose of Section 6(e) hereof.

FROST BANK, as Exiting Lender
By: /s/ Nancy Clarkson
Name: Nancy Clarkson
Title: Market President

[SIGNATURE PAGE TO FIRST AMENDMENT TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT – HOLLYFRONTIER CORPORATION]

ANNEX I TO FIRST AMENDMENT
TO SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT

[See attached.]

Annex I

SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT

dated as of July 1, 2014
(as amended February 16, 2017)

among

HOLLYFRONTIER CORPORATION,

The Lenders Party Hereto

and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

and
BANK OF AMERICA, N.A.,
CITIBANK, N.A.,
and
THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as Co-Documentation Agents
__________________________
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
WELLS FARGO SECURITIES, LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
and TD SECURITIES (USA) LLC,

as Joint Lead Arrangers and Joint Bookrunners
__________________________

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
ARTICLE II
THE CREDITS
ARTICLE III
REPRESENTATIONS AND WARRANTIES

i

ARTICLE IV
CONDITIONS

Section 4.01	Revolving Effective Date	61
Section 4.02	Each Credit Event	62
ARTICLE V
AFFIRMATIVE COVENANTS
ARTICLE VI
NEGATIVE COVENANTS

ii

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01	Events of Default	70
ARTICLE VIII
THE ADMINISTRATIVE AGENT
ARTICLE IX
MISCELLANEOUS

Schedules and Exhibits

Schedule 1.01	Pricing Schedule
Schedule 2.01	Applicable Percentages, Commitments and Multicurrency Commitments
Schedule 2.06	Outstanding Letters of Credit
Schedule 3.14	Subsidiaries
Schedule 6.01	Existing Indebtedness of Subsidiaries
Schedule 6.02(j)	Existing Liens

Exhibit A	Form of Assignment and Assumption
Exhibit B	Notice of Commitment Increase
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Promissory Note
Exhibit E	Form of Subsidiary Guarantee

iii

SENIOR UNSECURED 5-YEAR REVOLVING CREDIT AGREEMENT, dated as of July 1, 2014 (as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among HOLLYFRONTIER CORPORATION, a Delaware corporation, as the Borrower, the LENDERS party hereto, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Syndication Agent and BANK OF AMERICA, N.A., CITIBANK, N.A., and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as the Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Currency” has the meaning set forth in Section 2.23.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the

Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.
“Alternative Currency” means each of Canadian dollars, Euro and Sterling.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with dollars.
“Alternative Currency LC Sublimit” means an amount equal to $250,000,000. The Alternative Currency LC Sublimit is part of and not additive to the total LC Sublimit.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect after giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any ABR Loan, CDOR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth on the Pricing Schedule under the caption “ABR Margin”, “CDOR Margin”, “LIBOR Margin” or “Commitment Fee”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt.
“Approved Fund” has the meaning set forth in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Revolving Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of the Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person (i) becomes the subject of a bankruptcy or insolvency proceeding, (ii) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or (iii) has become the subject of a Bail-In Action; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means HollyFrontier Corporation, a Delaware corporation, and any surviving entity of a merger with such Person that is permitted by Section 6.03.
“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of CDOR Loans and Eurodollar Loans, as to which a single Interest Period is in effect and which are denominated in a single currency or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.05.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with (a) a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits (and, in the case of a Multicurrency Loan, foreign currencies and exchanges) in the London interbank market or (b) a CDOR Loan, the term “Business Day” shall also exclude any day which is a holiday (as defined in the Interpretation Act (Canada) in Toronto, Ontario, and any other day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed).
“Canadian dollars” and “C$” mean the lawful currency of Canada.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:

(a)
marketable direct obligations issued by, or unconditionally guaranteed by, the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within two years from the date of acquisition;

(b)
direct obligations issued or fully guaranteed by (i) any state of the United States or (ii) any political subdivision of any such state or any public instrumentality which, at the time of acquisition, having a debt rating of at least A- (or then equivalent rating) from S&P or A3 (or then equivalent rating) from Moody’s, in each case maturing within two years from the date of acquisition thereof;

(c)
certificates of deposit, time deposits, Eurodollar time deposits, money market accounts, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, any Lender or commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;

(d)
commercial paper of an issuer rated at the date of acquisition at least A-2 (or then equivalent rating) by S&P or P-2 (or then equivalent rating) by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency and maturing within 270 days from the date of acquisition;

(e)
debt securities having, at the time of acquisition, a long-term, unsecured debt rating of at least A- (or then equivalent rating) from S&P or A3 (or then equivalent rating) from Moody’s or carrying an equivalent rating by a nationally recognized rating agency with maturities or put rights of not more than 24 months from the date of acquisition;

(f)
fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clauses (a) through (e) above and entered into with a financial institution satisfying the criteria describe in clause (c) above or recognized securities dealer having a rating of at least A-2 (or then equivalent grade) by S&P or P-2 (or then equivalent grade) by Moody’s or carrying an equivalent rating by a nationally recognized rating agency;

(g)	investments in money market mutual or similar funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above;

(h)
deposits available for withdrawal on demand with any commercial bank not meeting the qualifications in clause (c) above, provided that all such deposits do not exceed $10,000,000 in the aggregate at any one time;

(i)
any non-rated securities or investments of the types described in clauses (a) through (g) above so long as the Borrower’s third party, nationally-recognized investment manager deems that such security or investment has the same credit quality with the minimum credit rating as the types of securities and Investments described in clauses (a) through (g) above, as applicable;

(j)
in the case of the Borrower or any Subsidiary organized or operating outside the United States, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the applicable foreign jurisdiction for cash management purposes; and

(k)
any other investments permitted by the Borrower’s investment policy, as such investment policy may be modified from time to time after the First Amendment Effective Date, that have been approved by the Administrative Agent in its sole discretion.

“CDOR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate. CDOR Loans may be denominated in Canadian dollars.
“CDOR Rate” means, on any day for any period, the annual rate of interest equivalent to the discount determined by the Administrative Agent which is equal to the simple average of the yield rates per annum applicable to bankers’ acceptances denominated in Canadian dollars having, issue dates and maturity dates consistent with that period, displayed and identified as such on the CDOR Page (or any display substituted therefor) of the Reuters Monitor Money Rates Service at approximately 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. (Toronto time) to reflect any error in the posted average rate of interest); provided, however, if those rates do not appear on the CDOR Page (or the display substituted therefor), then the CDOR Rate on that day for the relevant period shall be the annual rate of interest determined by the Administrative Agent which is equal to the simple average of the yield rates per annum (rounded upwards to the nearest 1/100th of one percent (1%)) applicable to bankers’ acceptances in a market representative amount and having a term comparable to that period, quoted by the Joint Lead Arrangers and their affiliates as of 10:00 a.m. (Toronto time) on that day or, if that day is not a Business Day, on the immediately preceding Business Day for that period (and, if any such rate is below zero, CDOR will be deemed to be zero). Each determination of the CDOR Rate by the Administrative Agent shall be conclusive and binding, absent demonstrated error.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (excluding, however, any such person or group entitled to report such ownership on Schedule 13G in accordance with Rule 13d-1(b)(1) or (2)); or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated or approved by the board of directors of the Borrower nor (ii) appointed by directors so nominated.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Person that becomes a Lender after the date hereof, such later date on which such Person becomes a Lender under this Agreement) (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning set forth in Section 9.14.
“CI Lender” has the meaning set forth in Section 2.02(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agents” means, collectively, Bank of America, N.A., Citibank, N.A., and The Toronto-Dominion Bank, New York Branch, each in its capacity as a co-documentation agent for the Lenders hereunder.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum potential aggregate principal amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.02, (b) reduced from time to time pursuant to Section 2.09, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. As of the First Amendment Effective Date, the initial aggregate amount of the Lenders’ Commitments is $1,350,000,000. For the avoidance of doubt the aggregate amount of the Lenders’ Commitments includes the aggregate amount of the Lenders’ Multicurrency Commitments.
“Commitment Increase” has the meaning set forth in Section 2.02(a).

“Commitment Increase Effective Date” has the meaning set forth in Section 2.02(b).
“Competitor” means (a) any Person who is primarily engaged in businesses of the type primarily conducted by the Borrower and its Subsidiaries and (b) any Affiliate of a Person identified in clause (a) above (it being agreed that an investment firm or other financial institution shall not be deemed to Control a Person described in clause (a) above merely as a result of owning a minority interest in such Person if it does not otherwise Control such Person).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lenders” has the meaning set forth in Section 2.21(b).
“Consolidated Net Debt” means, at any date and without duplication, the aggregate amount of the Indebtedness of the Borrower and its Subsidiaries of the type described in clause (a), (b), (c), or (f), clause (g) or (h)(so long as obligations specified in either such clause are not contingent) or clause (e)(if the Guarantees specified in such clause are of Indebtedness of the type referred to above) of the definition of “Indebtedness”, less the aggregate amount of (a) cash and Cash Equivalents held by the Borrower and its Subsidiaries at such date to the extent that such cash and Cash Equivalents do not appear (or are not required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (b) cash and Cash Equivalents that have been deposited in a trust account or account created or pledged for the sole benefit of the holders of any Indebtedness of the Borrower or its Subsidiaries that has been defeased pursuant to such deposit and the other applicable terms of the instrument governing such Indebtedness, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, on any date, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of the Borrower and its Subsidiaries, minus (a) all current liabilities of the Borrower and its Subsidiaries (excluding current maturities of long-term debt) and (b) all goodwill of the Borrower and its Subsidiaries, all of the foregoing determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, at the date of any determination thereof, the consolidated shareholders’ equity of Borrower and its consolidated Subsidiaries, determined in accordance with GAAP.
“Consolidated Total Assets” means, at any date, the aggregate total assets of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date in accordance with GAAP.
“Consolidated Total Debt” means, at the date of any determination thereof, all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender and “Credit Parties” shall be the collective reference to all of them.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, its LC Exposure and its Swingline Exposure at such time.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in LC Disbursements or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by such Lender hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute with respect to the requirement to pay such amount, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under any such agreement (including this Agreement) cannot be satisfied), (c) has failed, within three Business Days after request by the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in LC Disbursements and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower’s, the Administrative Agent’s, the requesting Issuing Bank’s or the Swingline Lender’s, as applicable, receipt of such certification in form and substance reasonably satisfactory to the Borrower, the Administrative Agent, the requesting Issuing Bank or the Swingline Lender, as applicable, and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.
“Derivatives Obligations” of any Person means all obligations of such Person in respect of any Hedging Agreement.

“Disclosed Matters” means the actions, suits and proceedings and the environmental and intellectual property matters (a) disclosed in (i) the Borrower’s report on Form 10-K for the fiscal year ended December 31, 2015, (ii) the Borrower’s most recently-filed report on Form 10-Q for the most recent Fiscal Quarter ended prior to the First Amendment Effective Date and (iii) the Borrower’s reports on Form 8-K filed during the period from and including the financial statements referred to in the foregoing clause (ii) to but excluding the date that is two Business Days prior to the First Amendment Effective Date, in each case as filed with the Securities and Exchange Commission, or (b) otherwise disclosed in writing to the Administrative Agent for the benefit of the Lenders prior to the First Amendment Effective Date.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in dollars as determined by the Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of dollars with such Alternative Currency.
“dollars” or “$” refers to lawful money of the United States of America, except if the term “dollar” is preceded by the name of another country.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than a standard termination under Section 4041(b) of ERISA; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint the PBGC as trustee to administer any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. Eurodollar Loans may be denominated in dollars, Euro or Sterling.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Parties” means (a) the MLP Parties, (b) each of Wainoco Resources, Inc., Wainoco Oil & Gas Company, Holly Logistics Limited LLC, HollyFrontier Services LLC, Whispering Eagle Holdings LLC, Whispering Eagle LLC and HollyFrontier Holdings LLC, (c) any other Subsidiary of the Borrower designated by written notice thereof to the Administrative Agent; provided that immediately before and immediately after giving pro forma effect to such designation, no Default shall have occurred and be continuing, and (d) any subsidiary of any Person then designated an Excluded Party.
“Excluded Subsidiary Debt” means (a) unsecured Indebtedness of Subsidiaries existing on the First Amendment Effective Date and described on Schedule 6.01, (b) refinancings, extensions, renewals, or refundings of any Indebtedness permitted by clause (a) above, provided that the principal amount thereof is not increased, (c) intercompany Indebtedness that is owed by a Subsidiary to, and Guarantees of intercompany debt issued by such Subsidiary of debt of, the Borrower or another wholly owned Subsidiary, (d) amounts owing pursuant to Securitization Transactions and (e) to the extent that a Subsidiary has provided a Guarantee of the Borrower’s Indebtedness and other obligations existing pursuant to this Agreement, such Subsidiary’s Indebtedness that is pari passu with (or subordinate to) the Indebtedness and other obligations existing pursuant to this Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Revolving Credit Agreement” means that certain Credit Agreement dated as of July 1, 2011 among the Borrower and certain of its Subsidiaries, as the borrowers, Union Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, supplemented, or otherwise modified prior to the date hereof).
“Extension Confirmation Date” has the meaning set forth in Section 2.21(b).
“Extension Effective Date” has the meaning set forth in Section 2.21(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor versions thereof that are substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
“Financial Officer” means the chief financial officer, principal accounting officer, any financial vice president, treasurer, assistant treasurer or controller of the Borrower.
“First Amendment” means that certain First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017 among the Borrower, the Lenders and Issuing Banks party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent for the Lenders.
“First Amendment Effective Date” means February 16, 2017.
“Fiscal Quarter” means a fiscal quarter of the Borrower, ending on the last day of March, June, September or December of each year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the ratings agency business thereof.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means, at any time, each Subsidiary of the Borrower that is party to a Subsidiary Guarantee as a guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option or similar agreement with respect to any of the foregoing transactions) or any combination of the foregoing transactions; provided that (a) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries and (b) any agreements or obligations to physically sell any commodity at any index-based price, in each case shall not be considered a Hedging Agreement.
“Impacted Interest Period” has the meaning give to such term in the definition of “LIBO Screen Rate”.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (excluding (i) accounts payable incurred in the ordinary course of business, (ii) amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided, and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than Liens on Equity Interests in Joint Ventures or Excluded Parties, in each case, which are permitted under Section 6.02(l)), whether or not the Indebtedness secured thereby has been assumed, provided that the amount of any Indebtedness of such Person which constitutes Indebtedness of such Person solely by reason of this clause (d) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties subject to such Lien, (e) all Guarantees by such Person of Indebtedness of others (other than Guarantees solely in the form of Liens on Equity Interests in Joint Ventures or Excluded Parties, in each case, which are permitted under Section 6.02(l)), (f) all Capital Lease Obligations of such Person, (g) all obligations of such Person in respect of bankers’ acceptances, and (h) all non-contingent obligations (and, for purposes of Section 6.02, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business. For purposes of clarity, Indebtedness of the Borrower and its Subsidiaries shall exclude obligations of the Borrower and its Subsidiaries relating to sales of assets to third parties (including the MLP Parties) which GAAP disregards as a true sale and deems such transaction to be a lease obligation requiring the Borrower or such Subsidiary to classify such transaction as a liability.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Maturity Date” means February 16, 2022.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not subject to any credit enhancement.
“Information Memorandum” means the Confidential Information Memorandum dated January 20, 2017 relating to the Borrower and the Transactions.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the fifth (5th) Business Day after the last day of each Fiscal Quarter, (b) with respect to any CDOR Loan or Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a CDOR Borrowing or Eurodollar Borrowing with an Interest Period of more than three months’ duration (i) the last day of each three month period after the first day of such Interest Period and (ii) the last day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” with respect to any CDOR Borrowing or Eurodollar Borrowing, the period specified in the Borrowing Request applicable to such Borrowing, beginning on and including the date specified in such Borrowing Request (which must be a Business Day), and ending one week, two weeks, one month or, two, three, or six months thereafter (or, with the consent of each Lender, nine months, twelve months, or such other periods for which CDOR Rates or LIBO Rates, as applicable, are available at the time the Borrowing Request for such Borrowing is made), as Borrower may elect; provided, that (i) with respect to any Interest Period of one month or longer, each Interest Period shall commence on the date the Loan is made or continued as, or converted into, a CDOR Borrowing or Eurodollar Borrowing, and shall expire on the numerically corresponding day in the final calendar month of such Interest Period, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Adjusted LIBO Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Grade Rating” means a rating of senior long-term unsecured debt securities of the Borrower without any third-party credit enhancement of (i) BBB- (or then equivalent grade) or higher by S&P or (ii) Baa3 (or then equivalent grade) or higher by Moody’s.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuing Bank” means each of The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. and The Toronto-Dominion Bank, New York Branch, and any other Lender hereafter designated by written notice of the Borrower to the Administrative Agent, subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the acceptance of such role by such Lender, in each case, in its capacity as an issuer of Letters of Credit hereunder, and each successor in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Sublimit” means (i) $250,000,000, in the case of The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A. and The Toronto-Dominion Bank, New York Branch, and (ii) such amount as shall be designated to the Administrative Agent and the Borrower in writing by any other Issuing Bank.
“Joint Lead Arrangers” means, collectively, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Citigroup

Global Markets Inc., and TD Securities (USA) LLC, each in its capacity as a Joint Lead Arranger and Joint Bookrunner hereunder.
“Joint Venture” means a joint venture entity the Equity Interests of which are owned by the Borrower or a Subsidiary with one or more third parties so long as such joint venture entity does not constitute a subsidiary.
“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LC Sublimit” means an amount equal to the Commitments in effect at such time.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.02 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the letters of credit outstanding under the Existing Revolving Credit Agreement to the extent provided in Section 2.06(k). Unless the context otherwise requires, the term “Letters of Credit” includes the Multicurrency Letters of Credit.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning given to such term in the definition of “LIBO Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means (a) this Agreement, (b) the Notes, if any, (c) each Subsidiary Guarantee, if any, (d) the one or more fee letters entered into in connection with or anticipation of this Agreement and (e) any amendment, supplement or other document modifying the foregoing.
“Loan Parties” means the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. Unless the context otherwise requires, the term “Loans” includes the Multicurrency Loans and the Swingline Loans.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations, condition (financial or otherwise), or results of operations of the Borrower and its subsidiaries (other than the Excluded Parties), taken as a whole, or (b) the ability of the Borrower and its Subsidiaries to perform any of their respective obligations under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or Derivatives Obligations of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Subsidiary” means, at any time, each Subsidiary other than any Subsidiary (a) the Net Tangible Assets of which do not represent 5% or more of Consolidated Net Tangible Assets for the period of four fiscal quarters most recently ended and (b) that does not own Equity Interests of any Material Subsidiary; provided that the Net Tangible Assets of all Subsidiaries that are not Material Subsidiaries may not represent more than 15% of Consolidated Net Tangible Assets for the period of four fiscal quarters most recently ended.

“Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.21 to the corresponding day in each year thereafter; provided that with respect to any Non-Consenting Lender, the Maturity Date shall not be so extended.
“Maximum Rate” has the meaning set forth in Section 9.14.
“MLP Parties” means each of Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P. and each of their direct and indirect subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the ratings agency business thereof.
“Multicurrency Commitment” means, with respect to each Lender, the commitment of such Lender to make Multicurrency Loans and to acquire participations in Multicurrency Letters of Credit hereunder, expressed as an amount representing the maximum potential aggregate principal amount of such Lender’s Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Commitment is set forth on Schedule 2.01 under the caption “Multicurrency Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The Multicurrency Commitments are part of and not additive to the aggregate amount of the Lender’s Commitments. As of the First Amendment Effective Date, the aggregate amount of the Lenders’ Multicurrency Commitments is $250,000,000.
“Multicurrency Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of such Lender’s outstanding Multicurrency Loans and such Lender’s participation in Multicurrency Letters of Credit.
“Multicurrency Letter of Credit” means any Letter of Credit denominated in an Alternative Currency.
“Multicurrency Loan” means Loans denominated in one or more Alternative Currencies.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Tangible Assets” means, on any date, with respect to any Subsidiary, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of such Subsidiary, minus (a) all current liabilities of such Subsidiary (excluding current maturities of long-term debt) and (b) all goodwill of such Subsidiary, all determined in accordance with GAAP.
“New Funds Amount” has the meaning set forth in Section 2.02(d)(i).
“Non-Consenting Lenders” has the meaning set forth in Section 2.21(b).
“Notice of Commitment Increase” has the meaning set forth in Section 2.02(b).

“Note” has the meaning set forth in Section 2.10(e).
“Notifying Lender” means any Lender that notifies the Administrative Agent and the Borrower in writing or made a public statement that its failure to fund all or any portion of its Loans is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied in accordance with clauses (a) or (b) of the definition of Defaulting Lender herein.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Currency” has the meaning give such term in Section 2.23.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Outstanding Amount” means (a) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; (b) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (c) with respect to any LC Exposure on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount of such LC Exposure on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Exposure as of such date, including as a result of any reimbursements by the Company of any LC Disbursement.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant” has the meaning set forth in Section 9.04(c)(i).
“Participant Register” has the meaning set forth in Section 9.04(c)(iii).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Obligation” has the meaning give such term in Section 2.23.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledged Cash” means, on any date, the aggregate amount of cash and Cash Equivalents on deposit in a Pledged Cash Account on such date.
“Pledged Cash Account” means any cash collateral account established for purposes of designating cash or Cash Equivalents as Pledged Cash and over which Administrative Agent has at all times exclusive control for withdrawal purposes.
“Pricing Schedule” means the Pricing Schedule attached hereto as Schedule 1.01.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) the Swingline Lender, and (d) any Issuing Bank, as applicable.
“Reducing Percentage Lender” has the meaning set forth in Section 2.02(d)(ii).

“Reduction Amount” has the meaning set forth in Section 2.02(d)(iii).
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.
“Responsible Officer” means the chief executive officer, president, General Counsel, any Executive Vice President, any Senior Vice President, any vice president, secretary, assistant secretary or any Financial Officer of the Borrower.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Loan denominated in an Alternative Currency, and (iii) each date on which the total Multicurrency Credit Exposures is evaluated pursuant to Section 2.11(c)(ii); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency and (iv) each date on which the total Multicurrency Credit Exposures is evaluated pursuant to Section 2.11(c)(ii).
“Revolving Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., or any successor to the ratings agency business thereof.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the government of Canada, or (c) the United Nations Security Council, the European Union, any European Union member state in which the Borrower or any of its Subsidiaries conducts business, or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the government of Canada, the United Nations Security

Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned 50% or more, individually or in the aggregate, or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Securitization Transaction” means any transaction in which the Borrower or a Subsidiary sells or otherwise transfers any accounts receivable (whether now existing or arising in the future) and any assets related thereto including, without limitation, all books and records relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, rights with respect to returned goods the sale or lease of which gave rise to such accounts receivable, insurance thereon, proceeds of all of the foregoing and lockboxes and bank accounts into which collections thereon are deposited, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable (or undivided interests therein) and related assets or issues securities payable from (or representing interests in) payments in respect of such accounts receivable and related assets or sells such accounts receivable (or undivided interests therein) and related assets to one or more third party purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal or stated amount of the borrowings, securities or residual obligations under a sale, in each case referred to in clause (b) of the preceding sentence, or if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred to such third party purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or any Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that the Excluded Parties shall not be Subsidiaries of the Borrower except for purposes of (a) to the extent the Excluded Parties are required by GAAP to be consolidated with the Borrower, Section 5.01(a) and Section 5.01(b) and (b) Section 3.11; provided that the Borrower may designate from time to time any subsidiary that is an Excluded Party to be a Subsidiary by written notice thereof to the Administrative Agent if immediately before and immediately after giving pro forma effect to such designation, no Default shall have occurred and be continuing.
“Subsidiary Guarantee” means a Guarantee of the Borrower’s obligations hereunder in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.03.
“Swingline Sublimit” means $100,000,000.
“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent for the Lenders hereunder.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Total Capitalization” means, at the date of any determination thereof, the sum of (a) Consolidated Total Debt of the Borrower and its Subsidiaries plus (b) Consolidated Net Worth of the Borrower and its Subsidiaries.
“Transactions” means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the CDOR Rate.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, (x) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (y) with respect to any change or modification to the accounting principles or any change in the interpretation thereof that would require operating leases entered into in the ordinary course of business to be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in the Agreement shall continue to be calculated or construed as if such accounting change or modification or such change interpretation had not occurred. Notwithstanding any other provision contained herein or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit application or other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time; and, provided further that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit application or document related thereto, provides for one or more permanent automatic decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such permanent decreases, as of the date of determination.
Section 1.06    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies, and such determination shall be conclusive absent manifest error. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable, and such determination shall be conclusive absent manifest error.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a CDOR Loan or Eurodollar Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, CDOR Loan, Eurodollar Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be, absent manifest error.
ARTICLE II
THE CREDITS
Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment, (b) the sum of the total Credit Exposures exceeding the total Commitments or (c) the sum of the total Multicurrency Credit Exposures exceeding the total Multicurrency Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02    Commitment Increase.
(a)    Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders, to cause an increase in the Commitments of the Lenders (a “Commitment Increase”) by adding to this Agreement one or more additional lenders that are not already Lenders hereunder and that are reasonably satisfactory to the Administrative Agent, the Swingline Lender and each Issuing Bank (not to be unreasonably withheld, delayed or conditioned) (each, a “CI Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided that (i) no Event of Default shall have occurred and be continuing as of the relevant Commitment Increase Effective Date, (ii) no such Commitment Increase shall be less than $25,000,000, unless the Administrative Agent otherwise consents to a smaller amount (iii) the aggregate amount of all such Commitment Increases shall not exceed $750,000,000, (iv) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion), (v)  upon any increase in the Commitments pursuant to this Section 2.02, the Multicurrency Commitments of the Lenders shall be adjusted to reflect all Lenders’ (including any CI Lender’s) Applicable Percentage of the Multicurrency Commitments at such time and (vi) if, on the effective date of such increase, any Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 2.16 in connection with the reallocation of such outstanding Loans; provided further that no Commitment Increase shall increase the Alternative Currency LC Sublimit or the total Multicurrency Commitments without the consent of each Lender.
(b)    The Borrower shall provide the Administrative Agent with written notice (a “Notice of Commitment Increase”) in the form of Exhibit B attached hereto of its intention to increase the Commitments pursuant to this Section 2.02. Each such Notice of Commitment Increase shall specify (i) the proposed effective date of such Commitment Increase (each such date, a “Commitment Increase Effective Date”), which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (ii) the amount of the requested Commitment Increase (provided that after giving effect to such requested Commitment Increase, the aggregate amount of all Commitment Increases does not exceed the amount set forth in subsection (a)(iii) above), (iii) the identity of each CI Lender or Lender that has agreed in writing to increase its Commitment hereunder, and (iv) the amount of the respective Commitments of the then existing Lenders and the CI Lenders from and after the Commitment Increase Effective Date.
(c)    On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount, which amount (A) shall be denominated in the same currency as such outstanding Loans and (B) for each such CI Lender, shall constitute Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) each existing Lender that has agreed to increase its Commitment shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lender’s New Funds Amount, which amount (A) shall be denominated in the same currency as such outstanding Loans and (B) for each such Lender, shall constitute Loans made by such Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective

Date, (iii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.11, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iv) the Borrower shall be responsible to pay to each Lender any breakage fees or costs that are payable pursuant to Section 2.16 in connection with the reallocation of any outstanding Loans.
(d)    For purposes of this Section 2.02 and Exhibit B, the following defined terms shall have the following meanings: (i) “New Funds Amount” means the amount equal to the product of a Lender’s increased Commitment or a CI Lender’s Commitment (as applicable) represented as a percentage of the aggregate Commitments after giving effect to any Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to such Commitment Increase, if any, as of any Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to such Commitment Increase on such Commitment Increase Effective Date); (ii) “Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to any Commitment Increase that does not increase its respective Commitment as a result of such Commitment Increase and whose relative percentage of the Commitments shall be reduced after giving effect to such Commitment Increase; and (iii) “Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Loans decrease as of any Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase occurring on such Commitment Increase Effective Date).
(e)    Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in the register each then CI Lender’s information as provided in the applicable Notice of Commitment Increase and pursuant to an Administrative Questionnaire that shall be executed and delivered by each CI Lender to the Administrative Agent on or before such Commitment Increase Effective Date, (ii) Schedule 2.01 hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which amended and restated Schedule 2.01 shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule 2.01, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.
(f)    Each Commitment Increase shall be deemed to constitute a representation and warranty by the Borrower on the applicable Commitment Increase Effective Date that (i) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of such Commitment Increase Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such Commitment Increase Effective Date, such representations and warranties shall continue to be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) as of such specified earlier date, and (ii) at the time of and immediately after giving effect to such Commitment Increase, no Default shall have occurred and be continuing.
Section 2.03    Swingline Loans.
(a)    General. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in dollars to the Borrower from time to time during the Availability Period; provided that the aggregate Swingline Exposure (after giving effect to any requested Swingline Loan) shall not exceed the least of (i) the total Commitments, (ii) the excess of the total Commitments over the aggregate amount of the Loans then outstanding, (iii) the Swingline Sublimit and (iv) the amount permitted by Section 2.22(a)(iv)(B); and provided, further, that (after giving effect to any requested Swingline Loan) the total Credit Exposures shall not exceed the total Commitments; and provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    Request; Timing; Making of Swingline Loan. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed promptly by hand delivery, electronic mail or other electronic transmission), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan. Except as specified in clause (c) below, all payments by the Borrower in respect of a Swingline Loan shall be made to the Swingline Lender.
(c)    Participation. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
Section 2.04    Loans and Borrowings.
(a)    Each Loan shall be made in dollars or any Alternative Currency as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments (or, with respect to the Swingline Loans, made by the Swingline Lender). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans, CDOR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any CDOR Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of 100,000 dollars, Euro or Sterling, as applicable, and not less than 1,000,000 dollars, Euro or Sterling, as applicable. At the commencement of each Interest Period for any CDOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section

2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen CDOR Borrowings and Eurodollar Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.05    Requests for Borrowings. To request a Borrowing (other than a Borrowing for a Swingline Loan), the Borrower shall notify the Administrative Agent of such request by telephone, electronic mail or other electronic transmission, or, at the reasonable discretion of the Administrative Agent, by any other acceptable means (a) in the case of a CDOR Borrowing or Eurodollar Borrowing, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and any telephonic Borrowing Request shall be confirmed promptly by hand delivery, electronic mail or other electronic transmission to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit C or, at the reasonable discretion of the Administrative Agent, by any other acceptable means. Each Borrowing Request shall specify the following information in compliance with Section 2.04:
(i)    (A) the aggregate amount of the requested Borrowing and (B) the currency in which such Borrowing shall be denominated;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing, a CDOR Borrowing or a Eurodollar Borrowing; and
(iv)    in the case of a CDOR Borrowing or Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested CDOR Borrowing or Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested CDOR Borrowing or Eurodollar Borrowing then the Borrower shall be deemed to have selected dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.06    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period, in support of obligations of the Borrower or any of its Subsidiaries; provided that the aggregate LC Exposure (after giving effect to the requested issuance, amendment or extension of a Letter of Credit) shall not exceed the least of (i) the total Commitments, (ii) the excess of the total Commitments over the aggregate amount of the Loans (including Swingline Loans) then outstanding, (iii) the LC Sublimit or (iv) the amount permitted by Section 2.22(a)(iv)(A); and provided, further, that, subject to limitations set forth above, no Issuing Bank shall be obligated to front Letters of Credit to the extent that the LC Exposure associated with Letters of Credit issued by it would exceed its Issuing Bank Sublimit; and provided, further, that (after giving effect to the requested issuance, amendment or extension of a Letter of Credit) the total Credit Exposures shall not exceed the total Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal permitted pursuant to paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on its standard form in connection with any request for a Letter of Credit; provided that no provision in such application shall be deemed effective to the extent such provision contains, provides for, or requires, representations, warranties, covenants, security interests, Liens, indemnities, reimbursements of costs or expenses, events of default, remedies, or standards of care or to the extent such provision conflicts or is inconsistent with this Agreement. Following receipt of a notice requesting the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the limits and sublimits specified in Section 2.06(a) are satisfied. Notwithstanding the foregoing or anything else to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank (x) shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (y) shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Revolving Effective Date, or (z) shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Revolving Effective Date and which such Issuing Bank in good faith deems material to it; provided that, in the cases of clauses (y) and (z), such Issuing Bank shall have provided written notice to the Borrower of its refusal to issue any Letter of Credit and the specific reasons therefor and the Borrower shall not have compensated such Issuing Bank for the imposition of such restriction, reserve or capital or liquidity requirement or reimbursed such Issuing Bank for such loss, cost or expense, as applicable; or (B) the issuance of such Letter of Credit would violate one or more polices of such Issuing Bank (as consistently applied).
(c)    Expiration Date. The Borrower shall select the expiration date of each Letter of Credit (which may be later than one year after the date of issuance thereof); provided that any Letter of Credit may provide for the automatic renewal thereof for additional periods; provided further that (i) no Letter of Credit shall extend beyond the then effective Maturity Date, unless the applicable Issuing Bank consents in writing and (ii) no Letter of Credit may expire beyond the close of business on that date that is five Business Days prior to the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with all other outstanding LC Exposure at such time, is less than or equal to the total Commitments of all Lenders having a later Maturity Date.
(d)    Participation. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit in accordance with this Agreement or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (except as specified below) an amount in cash in the same currency in which the applicable Letter of Credit was denominated equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Borrowing (consisting of a Swingline Loan or an ABR Loan, as applicable) in an amount equal to the amount of the LC Disbursement, as determined by the applicable Issuing Bank promptly following determination thereof and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Swingline Loan or ABR Loan, as applicable. Notwithstanding the foregoing, any Issuing Bank may, at its option, specify in the applicable notice of LC Disbursement that such Issuing Bank will require reimbursements in dollars; provided that the applicable Issuing Bank shall notify the Borrower of the amount of the drawing promptly following the determination thereof. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement (expressed in dollars in the amount of such LC Disbursement), the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. In the event the Borrower does not so reimburse any Issuing Bank promptly following receipt of such notice, each Lender shall pay in dollars to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay in dollars to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as its interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Swingline Loan or an ABR Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any

Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The relevant Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone, fax or electronic mail (and, in the case of telephonic notice, promptly confirmed by hand delivery, fax or electronic mail) of such demand for payment and whether it has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by a Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement or Termination of an Issuing Bank. An Issuing Bank may be terminated at any time upon not less than 10 Business Days’ prior written notice by the Borrower to the Administrative Agent and such Issuing Bank; provided that at the time of termination of such Issuing Bank shall not have issued any Letter of Credit (other than Letters of Credit which have been cash collateralized in accordance with the provisions of this Agreement or as to which other arrangements with respect thereto that are satisfactory to the applicable Issuing Bank have been made). An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such termination or replacement of an Issuing Bank, as applicable. At the time any such termination or replacement, as applicable, shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated or replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or termination of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to amend, renew or extend any such Letter of Credit or to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) there exists any LC Exposure on the Initial Maturity Date and the Maturity Date has not been extended pursuant to Section 2.21, (ii) any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (iii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure pursuant to Section 2.21(b), then the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash in the same currency in which the applicable Letter of Credit was denominated and equal to the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. As collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, a first priority security interest in such account and all amounts and other property from time to time deposited or held in such account, and all proceeds thereof, and any substitutions and replacements therefor. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in one or more types of Cash Equivalents at the option and sole discretion of the Administrative

Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse ratably the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated but subject to (i) the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders) the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure pursuant to Section 2.21(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such portion of the cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable to the extent that the LC Exposure of the Issuing Banks is covered by the Commitments or the remaining cash collateral.
(k)    Outstanding Letters of Credit. On the First Amendment Effective Date, each of the letters of credit listed on Schedule 2.06 shall be deemed to have been issued as Letters of Credit under this Agreement by the Issuing Bank specified on Schedule 2.06, without payment of any fees otherwise due upon the issuance of a Letter of Credit, and such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation, to the extent of such Lender’s Applicable Percentage, in such Letter of Credit.
Section 2.07    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.03. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account most recently designated by the Borrower for such purpose by notice to the Administrative Agent; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender (i) in the case of a CDOR Borrowing or Eurodollar Borrowing, not later than one Business Day before the date of any Borrowing or (ii) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.08    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a CDOR Borrowing or Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CDOR Borrowing or Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, electronic mail or other electronic transmission or, at the reasonable discretion of the Administrative Agent, by any other acceptable means by the time that a Borrowing Request would be required under Section 2.05 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or other electronic transmission or, at the reasonable discretion of the Administrative Agent, by any other acceptable means of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.04:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, and if the Borrower is electing to continue a CDOR Borrowing or Eurodollar Borrowing, shall be the last day of the immediately preceding Interest Period;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a CDOR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a CDOR Borrowing or a Eurodollar Borrowing, (A) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and (B) the currency in which such Borrowing is denominated.
If any such Interest Election Request requests a CDOR Borrowing or a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a CDOR Borrowing or a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a CDOR Borrowing or a Eurodollar Borrowing, as applicable, with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a CDOR Borrowing or a Eurodollar Borrowing and (ii) unless repaid, each CDOR Borrowing and Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.09    Termination and Reduction of Commitments.
(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    (i) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (A) each reduction of the Commitments shall be in an amount that is not less than $10,000,000 and in an integral multiple of $5,000,000 (or such smaller integral amounts as may be reasonably acceptable to the Administrative Agent) in excess thereof, and (B) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Credit Exposures would exceed the total Commitments.
(ii)    The Borrower may at any time terminate, or from time to time reduce, the Multicurrency Commitments; provided that (A) each reduction of the Multicurrency Commitments shall be in an amount that is not less than $10,000,000 and in an integral multiple of $5,000,000 (or such smaller integral amounts as may be reasonably acceptable to the Administrative Agent) in excess thereof, and (B) the Borrower shall not terminate or reduce the Multicurrency Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Multicurrency Credit Exposures would exceed the total Multicurrency Commitments.
(c)    (i) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of identified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent and may not be reinstated except pursuant to Section 2.02. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Multicurrency Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Multicurrency Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of identified events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Multicurrency Commitments shall be permanent and may not be reinstated. Each reduction of the Multicurrency Commitments shall be made ratably among the Lenders in accordance with their respective Multicurrency Commitments.
Section 2.10    Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date in the same currency in which such Loan was denominated and (ii) to the Swingline Lender (except to the extent the Lenders have purchased participations in the applicable Swingline Loan, in which case all payments shall be made to the Administrative Agent for the account of such Lenders, as specified in the seventh sentence of Section 2.03(c)) the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or the last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing (not consisting of Swingline Loans) is made, the Borrower shall repay all Swingline Loans then outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the currency or currencies in which each such Loan was denominated and the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency or currencies in which each such Loan was denominated and the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note, payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and otherwise substantially in the form of Exhibit D hereto (a “Note”). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without any penalty or fee (other than any break funding costs applicable pursuant to Section 2.16), subject to prior notice in accordance with paragraph (b) of this Section.
(b)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone, fax or electronic mail (and, in the case of telephonic notice, promptly confirmed by hand delivery, fax or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a CDOR Borrowing or a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any ABR Borrowing shall be in a minimum amount equal to $1,000,000 with additional increments of $500,000. Each partial prepayment of any CDOR Borrowing or Eurodollar Borrowing shall be in the same currency in which such Loan was denominated and in a minimum amount equal to 1,000,000 dollars, Canadian dollars, Euro or Sterling, as applicable, with additional increments of 500,000 dollars, Canadian dollars, Euro or Sterling, as applicable. Each partial prepayment of any Swingline Borrowing shall be in a minimum amount of $1,000,000 with additional increments of $500,000. Each prepayment of any Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding costs pursuant to Section 2.16.
(c)    If, for any reason, the total Credit Exposures (including the Dollar Equivalent of any Multicurrency Loan) exceed the total Commitments or the total Multicurrency Credit Exposures exceed the total Multicurrency Commitments on any date, the Borrower shall immediately prepay the amount of such excess in the same currency in which the applicable Credit Exposures are denominated; provided that if such excess is caused by fluctuations in foreign currency exchange rates applicable to then outstanding Multicurrency Loans, (i) no such prepayment will be required to the extent the total Credit Exposure is not more than 105% of the total Commitments on such date and (ii) such excess will be calculated as of (A) the last business day of each calendar quarter, (B) any other business day at the Administrative Agent’s sole discretion during the continuation of an Event of Default and (C) each date of a borrowing request, interest election request and each request for the issuance, amendment, renewal or extension of any Letter of Credit.
Section 2.12    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee, which shall accrue at the Applicable Rate attributable to the “Commitment Fee” on the sum of (i) the end of day unused portion of the Commitment of such Lender plus (ii) the outstanding Swingline Loans on such day during the period from and including the Revolving Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Commitment Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Commitment Fees shall be calculated and invoiced to the Borrower as of the last day of each Fiscal Quarter and shall be due and payable in arrears on the fifth (5th) Business Day after the last day of each Fiscal Quarter and at the end of the Availability Period. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to such Lender’s participations in Letters of Credit, which shall accrue (A) at a rate of 0.750% per annum on the daily amount of the LC Exposure that is equal to or less than the amount of Pledged Cash on such day, and (B) at the Applicable Rate used to determine the interest rate applicable to CDOR Loans or Eurodollar Loans, as applicable, on the daily amount by which the LC Exposure exceeds the amount of Pledged Cash on such date, in each case during the period from and including the Revolving Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.150% per annum on the average daily amount of the LC Exposure associated with Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Revolving Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that, the Administrative Agent, the Lenders and the Borrower hereby agreed that the Borrower may, upon not less than two (2) Business Days prior written notice to the Administrative Agent, withdraw cash or Cash Equivalents from any Pledged Cash Account, if immediately before such withdrawal no Event of Default exists or would exist after giving effect thereto. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be calculated and invoiced to the Borrower as of the last day of each Fiscal Quarter and shall be due and payable in arrears on the fifth (5th) Business Day after the last day of each Fiscal Quarter. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The amount of participation and fronting fees payable hereunder shall be set forth in a written invoice or other notice delivered to the Borrower by the Administrative Agent or, in the case of fronting fees, by the applicable Issuing Bank.

(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to them) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees payable that have been paid shall not be refundable under any circumstances.
Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing and each Swingline Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each CDOR Borrowing and Eurodollar Borrowing shall bear interest at the CDOR Rate or the Adjusted LIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, at the election of the Required Lenders (which election may be rescinded at the option of the Required Lenders), bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan (other than Swingline Loans) prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any CDOR Loan or Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a CDOR Borrowing or a Eurodollar Borrowing:
(a)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the CDOR Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, CDOR Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, electronic mail or other electronic transmission or, at the reasonable discretion of the Administrative Agent, by any other acceptable means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CDOR Borrowing or a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a CDOR Borrowing or a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.
Section 2.15    Increased Costs.
(a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any CDOR Loan or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided, that such Lender or such Issuing Bank is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or Issuing Bank has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.
(c)    A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the basis for, the calculation of and the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof. In determining such amount, such Lender agrees to act in good faith and to use reasonable averaging and attribution methods.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any CDOR Loan or Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any CDOR Loan or Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any CDOR Loan or Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any CDOR Loan or Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender (other than, in the case of a claim for compensation based on the failure to borrow as specified in clause (c) above, any Lender whose failure to make a Loan required to be made by it hereunder has resulted in such failure to borrow) for the loss, cost and expense attributable to such event in accordance with the terms of this Section. In the case of a CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Canadian dollar deposits of a comparable amount and period from other banks in the CDOR market. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail the basis for and any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
Section 2.17    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent, each Lender, and each Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(d).
(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction that are reasonably requested by the Borrower or the Administrative Agent as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes (including backup withholding), (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by or on behalf of the Borrower as the case may be, pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdictions; provided that the delivery of any documentation described in this Section 2.17(f)(i) (other than the documentation set forth in Section 2.17(f)(ii) or Section 2.17(f)(iii)) shall not be required if in the Lender’s reasonable judgment the completion, execution or delivery of such documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(1)    executed originals of Internal Revenue Service Form W‑8BEN (or Internal Revenue Service Form W-8BEN-E, if applicable) claiming eligibility for benefits of an income Tax treaty to which the United States is a party,
(2)    executed originals of Internal Revenue Service Form W‑8ECI,
(3)    executed originals of Internal Revenue Service Form W‑8IMY and all required supporting documentation, or
(4)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or Internal Revenue Service Form W-8BEN-E, if applicable).
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with its or their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii) “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)    Each Lender agrees that if any form of certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any Taxes or Other Taxes incurred more than 180 days prior to the date that such Lender notifies the Borrower in writing of the Change in Law giving rise to such Taxes or Other Taxes and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such Taxes or Other Taxes is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(h)    Each party's obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Except with respect to Excluded Taxes, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without deduction, setoff or counterclaim (other than any deduction or setoff in respect of Excluded Taxes as explicitly described in such Sections). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account in the United States as it may specify from time to time, except payments to be made directly to each Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Subject to Section 2.22(a)(v), if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), Section 2.06(d) or Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If (i) any Lender requests compensation under Section 2.15, (ii) any Lender cannot fund or maintain a Loan pursuant to Section 2.20, or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (1) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future, (2) would allow such Lender to fund Loans in the future and (3) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or a Notifying Lender, (iv) any Lender fails to execute and deliver any amendment, consent or waiver to any Loan Document requested by the Borrower by the date specified by the Borrower (or gives the Borrower or the Administrative Agent written notice prior to such date of its intention not to do so), (v) any Lender delivers a notice to the Borrower and/or the Administrative Agent pursuant to Section 2.20, or (vi) any Lender shall fail to agree to extend the Maturity Date pursuant to Section 2.21, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) to the extent required under Section 9.04, the Borrower shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender), which consent (or consents) shall not unreasonably be withheld, conditioned or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower, as applicable, (3) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable amendment, modification, waiver or consent can be effected and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment and delegation need not be a party thereto (it being understood and agreed that such Lender shall not be deemed to make the representations and warranties in such Assignment and Assumption if such Lender has not executed such Assignment and Assumption).
Section 2.20    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain CDOR Loans or Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such CDOR Loans or Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such CDOR Loans or Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
Section 2.21    Extension of Maturity Date.
(a)    Not earlier than 90 days prior to, nor later than 30 days prior to, the Initial Maturity Date and each anniversary of the Initial Maturity Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect, provided, however, that the Borrower may not request more than two such extensions during the term of this Agreement. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.
(b)    The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and after giving effect to any replacements of Lenders permitted herein) have consented thereto (the Lenders that so consent being the “Consenting Lenders” and the Lenders that do not consent being the “Non-Consenting Lenders”). If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the year following the Maturity Date then in effect (such existing Maturity Date being the “Extension Effective Date”). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the new Maturity Date (after giving effect to such extension). As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article III made by it are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) as of such earlier date, (B) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (C) since December 31, 2015, no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect has occurred. The Borrower shall prepay any Loans outstanding on the Extension Effective Date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised and new Applicable Percentages of all the Lenders effective as of the Extension Effective Date; and if, after giving effect to such prepayment, the total Credit Exposures exceeds the total Commitments then in effect as a result of an LC Exposure, then the Borrower will pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.06(j). In addition, each Consenting Lender shall automatically (without any further action) and ratably acquire on the Extension Effective Date the Non-Consenting Lenders’ participations in Letters of Credit, in an amount equal to such Consenting Lender’s Applicable Percentage of the amount of such participations.
Section 2.22    Defaulting Lenders.
(a)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)    fees payable to such Defaulting Lender shall cease to accrue on the daily amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(ii)    the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02 (other than with respect to clause (c) thereof) or any consent to an extension of the Maturity Date pursuant to Section 2.21), provided that in no event shall (A) such Defaulting Lender’s Commitment be increased or extended without its consent, (B) the principal amount of, or interest or fees payable on, Loans or LC Disbursements be reduced or excused or the scheduled date of payment be postponed as to such Defaulting Lender or (C) this subsection (ii) be amended, in each case, without such Defaulting Lender’s consent (except that fees shall be cease to accrue for the account of such Defaulting Lender to the extent specified in this Section 2.22 without such Defaulting Lender’s consent);
(iii)    if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(A)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Lenders that are not Defaulting Lenders (for purposes of this Section 2.22, the “non-Defaulting Lenders”) in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;
(B)    if the reallocation described in clause (iii)(A) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (iii)(A) above) and (y) second, cash collateralize, for the benefit of the Issuing Banks, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (iii)(A) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (iii)(B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(D)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (iii)(A) above, then the fees payable to such non-Defaulting Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ LC Exposure after giving effect to such reallocation and, to the extent of such reallocation, fees under Section 2.12(b) shall no longer accrue for the benefit of such Defaulting Lender; and
(E)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (iii)(A) or clause (iii)(B) above, then, without prejudice to any rights or remedies of any Issuing Bank or any non-Defaulting Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (ratably in proportion to the amount of Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized;
(iv)    so long as a Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(a)(iii), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iii)(A) (and such Defaulting Lender shall not participate therein). For the avoidance of doubt, (A) with respect to Letters of Credit requested at a time when a Lender is a Defaulting Lender, to the extent such Defaulting Lender’s obligations under Section 2.06 are reallocated to other non-Defaulting Lenders in accordance with such non-Defaulting Lenders’ respective Applicable Percentages (to the extent, after giving effect to the issuance of such Letter of Credit, that the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments), the existence of such Defaulting Lender shall not affect the obligation of any Issuing Bank to issue Letters of Credit up to the LC Sublimit, as reduced by such Defaulting Lender’s Applicable Percentage (without taking into consideration any reallocation described in this Section 2.22) of the LC Sublimit or (B) with respect to Swingline Loans requested at a time when a Lender is a Defaulting Lender, to the extent such Defaulting Lender’s obligations under Section 2.03 are reallocated to other non-

Defaulting Lenders in accordance with such non-Defaulting Lenders’ respective Applicable Percentages (to the extent, after giving effect to such Swingline Loan, that the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments), the existence of such Defaulting Lender shall not affect the obligation of the Swingline Lender to make Swingline Loans up to the Swingline Sublimit, as reduced by such Defaulting Lender’s Applicable Percentage (without taking into consideration any reallocation described in this Section 2.22); and
(v)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any reimbursable amounts for fees, expenses and other charges owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.06(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, as the Borrower may request, to be held in a deposit account and released pro rata by the Administrative Agent in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.06(j); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iii)(A). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22(a)(v) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
Section 2.23    Currency Indemnity. The Borrower shall, and shall cause the other Loan Parties to, make payment relative to the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Issuing Bank or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any Letter of Credit, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Loan Parties pursuant hereto) or otherwise (collectively, the “Payment Obligations”) in the currency in which such Obligation was effected (the “Agreed Currency”). If any payment is received on account of any Payment Obligation in any currency other than the Agreed Currency (the “Other Currency”) (whether voluntarily or pursuant to an order or judgment or the enforcement thereof, the realization of any collateral or the liquidation of a Loan Party or otherwise), such payment shall constitute a discharge of the liability of the Loan Parties hereunder and under the other Loan Documents in respect of such Payment Obligation only to the extent of the amount of the Agreed Currency which the relevant Lender, Issuing Bank or the Administrative Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal banking procedures in the relevant jurisdiction and applicable law after deducting any costs of exchange. To the fullest extent permitted by applicable law, if the amount of the Other Currency received is insufficient to satisfy the Payment Obligation in the Agreed Currency in full, then the Borrower shall on demand, and the Borrower hereby agrees to, indemnify the Lenders, the Issuing Bank and the Administrative Agent from and against any loss or cost arising out of or in connection with such deficiency; provided, that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, voluntary prepayment, realization of collateral, liquidation of a Loan Party or otherwise, then the Administrative Agent, the Issuing Bank or the Lenders, as the case may be, agree to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law). To the fullest extent permitted by applicable law, the foregoing indemnity and agreement by each party shall constitute an obligation separate and independent from all other obligations contained in this Agreement and shall give rise to a separate and independent cause of action. In the event of any inconsistency between the terms of this Section 2.23 and the terms of any other section in this Agreement or any other Loan Document, the terms and conditions of this Section 2.23 shall control.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:
Section 3.01    Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require the Borrower or any Subsidiary to obtain any consent or approval of, or make any registration or filing with, or request any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934), (b) will not result in a violation by the Borrower or any Subsidiary of any law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except to the extent that a Material Adverse Effect would not reasonably be expected to result therefrom, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
Section 3.04    Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholder’s equity and cash flows (a) as of and for the fiscal year ended December 31, 2015, which are consistent with the requirements of financial statements delivered pursuant to Section 5.01(a) and (b) as of and for the Fiscal Quarter and the portion of the fiscal year ended September 30, 2016, which are consistent with the requirements of financial statements delivered pursuant to Section 5.01(b).
Section 3.05    Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability.
Section 3.06    No Event of Default. No Event of Default has occurred and is continuing.
Section 3.07 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.08    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.09    ERISA. Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, in any such case, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.

Section 3.10    Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished) contained as of the date such reports, financial statements, certificates or other written information were so furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to (i) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (ii) financial statements, the Borrower represents only that such financial statements were prepared as represented in Section 3.04 and as required by Section 5.01(a) and (b), as applicable.
Section 3.11    Anti-Corruption Laws and Sanctions; Use of Proceeds. The Borrower has implemented and maintains in effect policies and procedures designed, in its reasonable business judgment, to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or proceeds of any Loan or Letter of Credit will be used in violation of Section 5.08.
Section 3.12    No Material Adverse Change. During the period from December 31, 2015 to the First Amendment Effective Date, there has been no Material Adverse Effect on the Borrower and its consolidated Subsidiaries, taken as a whole.
Section 3.13    Litigation. As of the First Amendment Effective Date, except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their respective businesses, assets or revenues (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. As of the First Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.14    Subsidiaries. Schedule 3.14 sets forth the name, the jurisdiction of organization and the ownership interest of each direct or indirect Subsidiary of the Borrower as of the First Amendment Effective Date.
ARTICLE IV
CONDITIONS

Section 4.01    Revolving Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party and a counterpart of the Subsidiary Guarantee signed by each Guarantor, or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion reasonably satisfactory to the Administrative Agent (addressed to the Administrative Agent and the Lenders and dated the Revolving Effective Date) of Vinson & Elkins LLP, counsel for the Borrower, providing an opinion as to the enforceability of the Loan Documents. The Borrower hereby requests such counsel to deliver its applicable opinion to the Administrative Agent and the Lenders.
(c)    The Administrative Agent shall have received a certificate of the Borrower and its Subsidiaries attaching such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower and its Subsidiaries in their respective jurisdictions of formation, the authorization of the Transactions and any other legal matters relating to the Borrower, its Subsidiaries, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received the financial statements referred to in Section 3.04.
(e)    The Administrative Agent shall have received a certificate, dated the Revolving Effective Date and signed by a Responsible Officer of the Borrower, certifying (which statements shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Revolving Effective Date) that, as of the Revolving Effective Date, (i) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (B) that involve the Loan Documents or the Transactions; and (ii) since December 31, 2013, there has been no material adverse change in the business, financial position, or results of operations of the Borrower together with its Subsidiaries on a consolidated basis.

(f)    The Administrative Agent shall have received a certificate, dated the Revolving Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance, as of the Revolving Effective Date, with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Revolving Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Revolving Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h)    The Administrative Agent shall be satisfied that contemporaneously with the execution and delivery of this Agreement by the parties hereto (i) the Existing Revolving Credit Agreement and the commitments of the parties thereto are being terminated, (ii) all obligations of the Borrower and its Subsidiaries thereunder (other than unasserted contingent obligations) have been or will be repaid in full, and (iii) any Liens securing the Existing Revolving Credit Agreement have been or will be released.
The Administrative Agent shall notify the Borrower and the Lenders of the Revolving Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions contained in this Section 4.01 is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on July 31, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date (including the Revolving Effective Date), in which case, on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as materiality, the accuracy in all respects of such representations and warranties) as of such specified earlier date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)    The Administrative Agent shall have received, as applicable, a Borrowing Request in accordance with Section 2.05, a request for a Swingline Loan pursuant to Section 2.03 or a request for a Letter of Credit pursuant to Section 2.06.
Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception that is solely as a result of the Loans maturing within the next 365 days and uncertainty about the Borrower’s ability to refinance or renew such Loans) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for deviations from the application of GAAP concurred with by the Borrower’s independent public accountants;
(b)    as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for deviations from the application of GAAP concurred with by the Borrower’s independent public accountants, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that, to the best of such Financial Officer’s knowledge, no Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01 and Section 6.07;
(d)    promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities Exchange Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and
(e)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Documents required to be delivered pursuant to Section 5.01(a), Section 5.01(b), Section 5.01(c) or Section 5.01(d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.hollyfrontier.com; (ii) on which such documents are posted on the Borrower’s behalf on the website of the Securities and Exchange Commission or any other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which the Borrower delivers any compliance certificate required by Section 5.01(c) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent, which shall then promptly furnish to each Lender, prompt written notice of the following:
(a)    the occurrence of any Default of which any Responsible Officer of the Borrower obtains knowledge; and
(b)    if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable ERISA Affiliate is required or proposes to take. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03    Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business; provided that the foregoing shall not prohibit any merger or consolidation of the Borrower permitted under Section 6.03 or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided, further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.04    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge, before the same shall become delinquent or in default, its obligations, including liabilities for Taxes, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section 5.05    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of each of their respective business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including, without limitation, through a captive insurer or by the maintenance of adequate self-insurance reserves to the extent customary among such companies), except where the failure to do so, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which complete and accurate entries, in all material respects, are made of its financial and business transactions to the extent required by GAAP and applicable law. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at such Administrative Agent’s or Lender’s expense, upon reasonable prior notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that advance notice of any discussion with such independent accountants shall be given to the Borrower and, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the opportunity to be present at any such discussion. The Administrative Agent and each Lender agree to keep all information obtained by them pursuant to this Section confidential in accordance with Section 9.13.
Section 5.07    Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, applicable Environmental Laws and ERISA and the rules and regulations thereunder and Anti-Corruption Laws and applicable Sanctions), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed, in its reasonable business judgment, to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower and its Subsidiaries, as applicable) with Anti-Corruption Laws and applicable Sanctions.
Section 5.08    Use of Proceeds of Loans and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes. The proceeds of the Letters of Credit will be used only to support the general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by applicable Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09    Subsidiary Guarantors. The Borrower will cause each of its Subsidiaries that incurs or Guarantees any Material Indebtedness (other than intercompany Indebtedness) to become a Guarantor. The Subsidiary Guarantee of such Guarantor shall be released and discharged as provided in Section 9.09 substantially contemporaneously with the last to occur of the (i) full satisfaction of such Guarantor’s obligations under such Material Indebtedness and (ii) the release and discharge of such Guarantor from its Guarantee of such Material Indebtedness, as applicable.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 6.01    Indebtedness.
(a)    At no time shall the aggregate of the following exceed 15% of Consolidated Net Tangible Assets: (i) secured Indebtedness and Derivative Obligations of the Borrower and its Subsidiaries (provided that, for purposes of the calculation in this Section 6.01(a)(i), (A) Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien that is permitted by Section 6.02 (other than clause (m) of such Section 6.02) and (B) Liens arising as a result of customary netting and offset provisions in Hedging Agreements, shall be disregarded), plus (ii) unsecured Indebtedness of the Subsidiaries of the Borrower (provided that, for purposes of the calculation in this Section 6.01(a)(ii), Indebtedness that is Excluded Subsidiary Debt shall be disregarded).
(b)    The Borrower will not permit Indebtedness of the Borrower or its Subsidiaries in respect of Securitization Transactions to exceed $750,000,000, in the aggregate at any time outstanding.
Section 6.02    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien to secure payment of any Indebtedness or any Derivatives Obligations on any Property now owned or hereafter acquired by it, except for:
(a)    Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;
(b)    Liens created by Capital Lease Obligations, provided that the Liens created by any such Capital Lease Obligations attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto and general intangibles and proceeds related thereto, and improvements, accessories and upgrades to the Property leased pursuant thereto;
(c)    purchase-money Liens and Liens on Property acquired, constructed or improved by the Borrower or any Subsidiary (including such Liens securing Indebtedness incurred within 180 days of the date on which such Property was acquired or the date of completion of such construction or improvement), provided that all such Liens attach only to the Property purchased, constructed or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;
(d)    Liens on Property of a Person which exist at the time such Person becomes a Subsidiary of the Borrower as a result of an acquisition, merger or other combination, or at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Borrower or a Subsidiary (including improvements, accessions, general intangibles and proceeds related thereto), which Liens were not granted in contemplation of such acquisition, merger, or other combination and which Liens attach only to the Property described in this clause (d);
(e)    any Lien existing on any Property prior to the acquisition thereof by the Borrower or a Subsidiary (including improvements, accessions, general intangibles and proceeds related thereto), which Liens were not granted in contemplation of such acquisition and which Liens attach only to the Property described in this clause (e);
(f)    Liens on Property of a non-wholly owned Subsidiary to secure obligations of such Subsidiary to the Borrower or to a wholly owned Subsidiary; provided, however, that the obligations so secured may not be assigned, sold or otherwise transferred to a Person other than the Borrower or another wholly owned Subsidiary unless such Liens are otherwise permitted hereunder;
(g)    Liens arising in connection with statutory or contractual setoff provisions granted or arising in the ordinary course of business in favor of banks, brokers, or other creditors;
(h)    Liens customarily granted on accounts receivable and related assets in connection with Securitization Transactions to the extent Indebtedness in respect of such Securitization Transactions is permitted under Section 6.01(a);
(i)    any Lien on Property of a Subsidiary of the Borrower to the extent that (A) such Subsidiary has provided a Guarantee of the Borrower’s Indebtedness and other obligations existing under this Agreement, (B) the Indebtedness of the Subsidiary of the Borrower that is secured by such Lien is pari passu with (or subordinate to) the Indebtedness and other obligations existing pursuant to this Agreement and (C) any Property that is subject to a Lien in support of such Indebtedness is also subject to a pari passu (or higher priority) Lien in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;
(j)    Liens securing Indebtedness existing on the First Amendment Effective Date and listed on Schedule 6.02(j);
(k)    any Lien arising out of refinancing, extending, renewing or refunding (or successively refinancing, extending, renewing or refunding) any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional Property;

(l)    any Lien on (A) Equity Interests in a Joint Venture securing obligations of such Joint Venture and (B) Equity Interests in an Excluded Party securing obligations of such Excluded Party; and
(m)    Liens not otherwise permitted by the foregoing clauses of this Section 6.02 securing Indebtedness and Derivative Obligations, provided such Indebtedness and Derivative Obligations are permitted under Section 6.01(a).
Section 6.03    Fundamental Changes.
(a)    The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Borrower, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Borrower’s assets, whether now owned or hereafter acquired (including stock of its Subsidiaries), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, and (ii) any Person may merge with the Borrower as long as the surviving entity, if other than the Borrower, (A) is a corporation or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) has no rating of Index Debt that is not an Investment Grade Rating and (C) assumes, pursuant to the terms of such transaction, each of the obligations of the Borrower under the Transactions and such assumption is evidenced by an agreement executed and delivered to the Lenders within 30 days of such transaction in a form reasonably satisfactory to the Required Lenders. Without limiting the generality of the foregoing, the transfer of more than 50% of the Borrower’s Consolidated Total Assets shall be deemed, for the purposes of this Section 6.03(a), a transfer of all or substantially all of the assets of the Borrower.
(b)    The Borrower will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the First Amendment Effective Date and businesses reasonably related thereto.
Section 6.04    Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements that are (i) usual and customary in the Borrower’s and its Subsidiaries’ industry or (ii) entered into in the ordinary course of business; provided that no Hedging Agreement may be entered into for purposes of speculation.
Section 6.05    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions on an arm’s-length basis, provided that the foregoing restriction shall not apply to:
(a)    transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries;

(b)    transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, no less favorable to the Borrower and its Subsidiaries in any material respect than the contract or agreement in effect on the date hereof;
(c)    transactions pursuant to which (i) taxes are allocated among the Borrower and its Affiliates in any manner consistent with Section 1552 (or any successor provision) of the Code, (ii) general and administrative expenses are allocated among the Borrower and its Affiliates in any manner consistent with Section 482 (or any successor provision) of the Code, and (iii) interest is charged or credited to Affiliates in any reasonable manner not inconsistent with the Code; and
(d)    transactions entered into with any Excluded Party or any Joint Venture on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and its Subsidiaries as determined in the good faith judgment of the Borrower, taking into account the totality of the relationship between the Borrower and its Subsidiaries, on the one hand, and such Excluded Party or such Joint Venture, as applicable, on the other.
Section 6.06    Subsidiary Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interest or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) restrictions and conditions contained in agreements between or among the Borrower and its Affiliates with respect to the sale, transfer, other disposition or prepayment of any intercompany debt owed by the Borrower or any of its Subsidiaries, and (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.
Section 6.07    Financial Covenant. The Borrower will not permit Consolidated Net Debt as of the last day of any Fiscal Quarter to exceed 65% of Total Capitalization as of such date.
ARTICLE VII
EVENTS OF DEFAULT

Section 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under the Loan Documents for which the Borrower has received an invoice or other written notice that such amount is due and payable, in each case when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrower’s existence) or Section 5.08 or in Article VI;
(e)    the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in the Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) the date any Responsible Officer of a Loan Party has knowledge of the occurrence of such failure;
(f)    the Borrower or any Subsidiary shall fail to make any payment in excess of $1,000,000 in the aggregate (whether of principal, interest or fees) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable notice requirement or grace period);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other similar relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief with respect to itself or its debts under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding provided such petition on its face is sufficient such that admission of the material allegations therein provides a basis for granting the relief requested, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize any of the foregoing;
(j)    the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more final judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance as to which the respective insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m)    other than as a result of (i) the termination of the obligations of any Guarantor under a Subsidiary Guarantee pursuant to the terms thereof or pursuant to Section 9.09, (ii) the exchange or replacement of any promissory note hereunder (with respect to the previously existing promissory note which was so exchanged or replaced), (iii) the agreement of the Required Lenders or all Lenders, as may be required hereunder, or (iv) in accordance with the other provisions of this Agreement, the expiration or termination of the Commitments, the payment in full of the principal and interest on each Loan and all fees payable hereunder, the expiration or termination of all Letters of Credit (or the cash collateralization thereof in accordance with the provisions of this Agreement or other arrangements with respect thereto that are satisfactory to the applicable Issuing Bank) and the reimbursement of all LC Disbursements, any Loan Document (or any material provision thereof), at any time after its execution and delivery, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or the Borrower or any Guarantor denies in writing that it has any liability or obligation thereunder, or purports to revoke, terminate or rescind any Loan Document (other than pursuant to the terms hereof or thereof); or
(n)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the

Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or any Material Subsidiary described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII
THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. If the Administrative Agent becomes a Defaulting Lender hereunder, the Borrower may remove the Administrative Agent in its capacity as Administrative Agent hereunder by notifying the Administrative Agent, the Lenders and the Issuing Bank. Upon such notification, the Required

Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders.
None of the Joint Lead Arrangers, Syndication Agent or Co-Documentation Agents shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders (or Issuing Banks, if applicable) hereunder.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Revolving Effective Date that has been made available by the Administrative Agent to the Lenders.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, as follows:
(i)    if to the Borrower, to:
HollyFrontier Corporation
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention:     Mr. John Harrison, Vice President and Treasurer
(ii)    if to the Administrative Agent or to The Bank of Tokyo-Mitsubishi UFJ, Ltd., as an Issuing Bank, the Swingline Lender or a Lender, to:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Lawrence Blat

with a copy to:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Agency Desk

(iii)    if to any other Lender, to it at its address set forth in its Administrative Questionnaire.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender, or Issuing Bank, as applicable, pursuant to Article II if such Lender, the Swingline Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b), (c) or (d) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders and in the case of any other Loan Documents, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (x) the Borrower, the Administrative Agent and the Lenders consenting to the Borrower’s request for any extension of the Maturity Date in accordance with Section 2.21 or providing any Commitment Increase in accordance with Section 2.02 may enter into any amendment necessary to implement the terms of such Commitment Increase in accordance with the terms of this Agreement without the consent of any other Lender and (y) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.
(c)    Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above, no such agreement or agreements referred to in such paragraphs shall (i) increase or extend the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby , (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration or termination of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.09(c), Section 2.18(b) or Section 2.18(c) in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change Section 2.21, Section 4.01, Section 4.02 or any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender adversely affected thereby, (vi) amend, modify or otherwise change Section 2.22 without the written consent of the Administrative Agent, the Swingline Lender, each Issuing Bank and the Required Lenders, (vii) release any one or more Guarantors which, individually or in the aggregate, constitute material Guarantors from their Subsidiary Guarantee, except as provided in Section 9.09, (viii) amend the definition of “Alternative Currency” or the terms of Section 2.02

(a) in a manner that would either (A) add additional currencies other than dollars and Alternative Currencies or (B) permit an increase in the Alternative Currency LC Sublimit or the total Multicurrency Commitments, without the written consent of each Lender or (ix) amend the definition of “Applicable Percentage” without the consent of each Lender. In addition, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be.
Section 9.03    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one legal counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement, (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one legal counsel for the Administrative Agent, in connection with any amendments, modifications or waivers of the provisions hereof (in the case of clauses (i) and (ii), whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder, (iv) all reasonable and documented out-of-pocket expenses incurred by the Swingline Lender in connection with making any Swingline Loan or any demand for payment thereunder, and (v) all documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender, including the reasonable fees, charges and disbursements of (A) one counsel for the Administrative Agent, and (B) one counsel for the Lenders, taken as a whole, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including settlement costs and the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to arise out of or in connection with (1) the gross negligence, bad faith or willful misconduct of such Indemnitee, (2) any material breach of any of its obligations under the Loan Document by such Indemnitee or (3) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an Indemnitee against any other Indemnitee (other than any such dispute, claim, demand, action, judgment or suit which relate to the Administrative Agent in such capacity); (B) at the request of an Indemnitee, the Borrower shall assume the defense of any third party claim, including the employment of counsel reasonably acceptable to such Indemnitee and payment of all reasonable and documented out-of-pocket fees and expenses of such counsel, and (C) each Indemnitee shall consult with the Borrower from time to time at the request of the Borrower regarding the conduct of the defense in any such proceeding (other than in respect of proceedings in which the Borrower or any of its Affiliates is a party adverse to such Indemnitee or if the Borrower has assumed the defense of any third party claim so long as it shall have notified the Indemnitee thereof and no conflict of interest shall occur). Further, the Borrower shall not be liable for any settlement or compromise by any Indemnitee of any suit, claim, action or other proceeding effected without the Borrower’s prior written consent, which consent will not be unreasonably withheld; provided the Borrower has demonstrated its ability to pay such settlement. If the Borrower assumes the defense of any third party claim, (x) the Borrower shall have full control of such defense and proceedings, including any compromise or settlement thereof, (y) the Indemnitee shall be entitled, at its own expense, to participate in (but not control) such defense, at its own expense, and (z) the Borrower shall not settle any such claim or action without the prior written consent of the Indemnitee unless such settlement (I) provides for a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee, (II) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee, and (III) involves only the payment of a monetary sum (and does not restrict any future activity of any Indemnitee). If requested by the Borrower, the Indemnitee shall cooperate in contesting any third party claim that the Borrower elects to contest.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Joint Lead Arranger, the Swingline Lender or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Joint Lead Arranger, the Swingline Lender or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Joint Lead Arranger, the Swingline Lender or such Issuing Bank in its capacity as such.

(d)    To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, exemplary, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations to the extent such special, indirect, exemplary, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in paragraph (b) above, and no Credit Party, shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
(f)    For the avoidance of doubt, notwithstanding any provision in this Section 9.03 to the contrary, this Section 9.03 shall not apply with respect to Taxes other than Taxes that represent losses, claims, or damages arising from a non-Tax claim.
Section 9.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted in Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    each Issuing Bank; and
(D)    the Swingline Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that the assignment of any part of all the assigning Lender’s rights and obligations in respect of Commitments or Loans shall require a pro rata assignment of such assigning Lender’s Multicurrency Commitments or Multicurrency Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which may be waived at the discretion of the Administrative Agent and which, for the avoidance of doubt, shall not be for the account of the Borrower, other than in respect of an assignment initiated by the Borrower pursuant to Section 2.19(b));
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    no assignment shall be made to a Defaulting Lender, a natural person, the Borrower or an Affiliate of the Borrower.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified by the Administrative Agent in its reasonable discretion in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(d) or (e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to one or more banks or other entities (other than Competitors)(a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Swingline Lender, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first sentence of Section 9.02(c) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(f) as though it were a Lender.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized, at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower that are due and payable at such time held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement; provided that such Lender shall provide prompt written notice to the Administrative Agent of the exercise of such setoff; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to promptly notify the Borrower after any such setoff and application by it or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to and shall not be affected by any other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.09    Subsidiary Guarantees. At any time when the Borrower is not required to cause its Subsidiaries to be Guarantors pursuant to Section 5.09, the Borrower may (but is not required to), at any time upon three Business Days’ notice to the Administrative Agent, cause any of its Subsidiaries organized under the laws of the United States of America, any State thereof or the District of Columbia to become a Guarantor by such Subsidiary executing and delivering to the Administrative Agent a Subsidiary Guarantee, together with such evidence of authority and opinions (which may be opinions of in-house counsel) as the Administrative Agent may reasonably request. So long as no Default has occurred and is continuing (or would result from such release), (i) if all of the Equity Interests in a Guarantor that is owned by the Borrower or a Subsidiary are sold or otherwise disposed of in a transaction or transactions not prohibited by this Agreement, (ii) if the Borrower designates an existing Guarantor as an Excluded Party or (iii) in the event that, immediately after giving effect to the release of any Guarantor’s Subsidiary Guarantee, all of the Indebtedness of the Subsidiaries that are not Guarantors is permitted under Section 6.01, then, in each case, promptly following Borrower’s request, the Administrative Agent shall execute a release of such Guarantor from its Subsidiary Guarantee.
Section 9.10    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York,

and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section is intended to waive the right of any party to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its Properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13    Confidentiality.
(a)    Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, including any credit insurance provider relating to the Borrower and its obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or self-regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap, securitization or derivative transaction relating to the Borrower and its obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.13, “Information” means all information received from or on behalf of the Borrower relating to the Borrower and its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by or on behalf of the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    Each Lender acknowledges that Information as defined in Section 9.13(a) furnished to it pursuant to this agreement may include material non-public information concerning the Borrower and its Affiliates or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and laws applicable to such Lender, including federal and state securities laws.
(c)    All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law.
Section 9.14    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.15    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Act.
Section 9.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders in connection with this Agreement are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is, and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers nor the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor the Lenders has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOLLYFRONTIER CORPORATION, a Delaware corporation, as Borrower

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Administrative Agent, the Swingline Lender, an Issuing Bank and a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

WELLS FARGO BANK, N.A., as the Syndication Agent, an Issuing Bank and a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

BANK OF AMERICA, N.A., as a Co-Documentation Agent, an Issuing Bank and a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

CITIBANK, N.A., as a Co-Documentation Agent, an Issuing Bank and a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Co-Documentation Agent, an Issuing Bank and a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

GOLDMAN SACHS BANK USA, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

THE BANK OF NOVA SCOTIA, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

SUNTRUST BANK, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

EXPORT DEVELOPMENT CANADA, as a Lender

By: ___________________
Name:
Title:

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

BNP PARIBAS, as a Lender

By: ___________________
Name:
Title:

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

FIFTH THIRD BANK, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

COMERICA BANK, as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

CITIZENS BANK, N.A., as a Lender

By: ___________________
Name:
Title:

[Signature Page to Senior Unsecured 5-Year Revolving Credit Agreement – HollyFrontier Corporation]

SCHEDULE 1.01

PRICING SCHEDULE

Level	Debt Rating of S&P (or then equivalent rating)	Debt Rating of Moody’s (or then equivalent rating)	ABR Margin	CDOR Margin	LIBOR Margin	Commitment Fee
I	BBB+	Baa1	0.125%	1.125%	1.125%	0.125%
II	BBB	Baa2	0.250%	1.250%	1.250%	0.150%
III	BBB-	Baa3	0.500%	1.500%	1.500%	0.200%
IV	BB+	Ba1	0.750%	1.750%	1.750%	0.275%
V	BB or lower	Ba2 or lower	1.000%	2.000%	2.000%	0.350%

Ratings in the above grid are based on the Debt Ratings assigned by Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s” and, together with S&P, the “Rating Agencies”). “Debt Rating” means, with respect to either Rating Agency, the rating assigned by such Rating Agency to the senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other person or subject to any other credit enhancement.

If at any time the Debt Rating assigned by one of the Rating Agencies is in a rating level which is one rating level higher (with the rating for Level I being the highest and the rating for Level V being the lowest) than the Debt Rating assigned by the other Rating Agency, then the Applicable Margin shall be determined by reference to the rates per annum opposite the higher of the Debt Ratings so assigned, and if the Debt Rating so assigned is in a rating level which is more than one rating level higher than the Debt Rating assigned by the other, then the Applicable Margin shall be determined by reference to the level next below that of the higher of the two ratings. If at any time only one of S&P and Moody’s has in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Margin shall be determined by reference to the rates per annum set forth in the rating level for the single available Debt Rating. If at any time neither S&P nor Moody’s has in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Margin shall be determined by reference to the rates per annum set forth in Level V above. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

SCHEDULE 2.01

APPLICABLE PERCENTAGES, COMMITMENTS
AND MULTICURRENCY COMMITMENTS

Lender	Applicable Percentage	Commitment	Multicurrency Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	8.740740741%	$118,000,000.00	$21,851,851.85
Wells Fargo Bank, N.A.	8.740740741%	$118,000,000.00	$21,851,851.85
Bank of America, N.A.	8.740740741%	$118,000,000.00	$21,851,851.85
Citibank, N.A.	8.740740741%	$118,000,000.00	$21,851,851.85
The Toronto-Dominion Bank, New York Branch	8.740740741%	$118,000,000.00	$21,851,851.85
Goldman Sachs Bank USA	6.296296296%	$85,000,000.00	$15,740,740.74
U.S. Bank National Association	6.296296296%	$85,000,000.00	$15,740,740.74
PNC Bank, National Association	6.296296296%	$85,000,000.00	$15,740,740.74
The Bank of Nova Scotia	6.296296296%	$85,000,000.00	$15,740,740.74
Sumitomo Mitsui Banking Corporation	6.296296296%	$85,000,000.00	$15,740,740.74
SunTrust Bank	6.296296296%	$85,000,000.00	$15,740,740.74
Export Development Canada	4.444444445%	$60,000,000.00	$11,111,111.12
BNP Paribas	4.444444445%	$60,000,000.00	$11,111,111.12
Fifth Third Bank	4.444444445%	$60,000,000.00	$11,111,111.12
Comerica Bank	2.962962962%	$40,000,000.00	$7,407,407.40
Citizens Bank, N.A.	2.222222222%	$30,000,000.00	$5,555,555.55
Total	100.000000000%	$1,350,000,000.00	$250,000,000.00

SCHEDULE 2.06

OUTSTANDING LETTERS OF CREDIT

Beneficiary	Issuing Bank	LC Number	Amount	Expiration
Various Insurance Companies	The Bank of Tokyo-Mitsubishi	S511865N	$2,418,860	7/01/2017
Zurich American Insurance Company	Bank of America, N.A.	7414568	$1,750,000	6/01/2017
New Mexico Self-Insurers Guarantee	Bank of America, N.A.	3077312	$200,000	6/20/2017

Schedule 2.06 - 1

SCHEDULE 3.14

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Percentage Ownership/Holder
7037619 Canada Inc.	Canada	100% by Petro-Canada Lubricants Inc.
9952110 Canada Inc.	Canada	100% by HollyFrontier Luxembourg Holding Company
Black Eagle LLC	Delaware	100% by HollyFrontier Corporation
Eagle Consolidation LLC	Delaware	100% by HollyFrontier Corporation
El Paso Operating LLC	Delaware	100% by HollyFrontier Corporation
Ethanol Management Company LLC	Delaware	100% by HollyFrontier Corporation
Frontier Pipeline LLC	Delaware	100% by HollyFrontier Corporation
Frontier Refining & Marketing LLC	Delaware	100% by HollyFrontier Corporation
Holly Biofuels LLC	Delaware	100% by HollyFrontier Corporation
Holly Petroleum, Inc.	Delaware	100% by HollyFrontier Corporation
Holly Realty, LLC	Delaware	100% by HollyFrontier Corporation
Holly Refining Communications, Inc.	Delaware	100% by HollyFrontier Corporation
HollyFrontier Asphalt Company LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Cheyenne Refining LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Cyprus Limited	Cyprus	100% by HollyFrontier Luxembourg Holding Company
HollyFrontier El Dorado Refining LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Luxembourg Holding Company	Luxembourg	100% by HollyFrontier Corporation
HollyFrontier Navajo Refining LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Netherlands B.V.	Netherlands	100% by HollyFrontier Luxembourg Holding Company
HollyFrontier Payroll Services, Inc.	Delaware	100% by HollyFrontier Corporation
HollyFrontier Refining & Marketing LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Transportation LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Tulsa Refining LLC	Delaware	100% by HollyFrontier Corporation
HollyFrontier Woods Cross Refining LLC	Delaware	100% by HollyFrontier Corporation

Schedule 3.14 - 1

Hollymarks, LLC	Delaware	100% by HollyFrontier Corporation
HRM Realty, LLC	Delaware	100% by HollyFrontier Corporation
Jia Shi Lubricants Trading (Shanghai) Co. Ltd.	China	100% by Petro-Canada Asia Pacific Holdings Co. Ltd.
LEA Refining Company	Delaware	100% by HollyFrontier Navajo Refining LLC
Navajo Holdings, Inc.	New Mexico	100% by HollyFrontier Corporation
Navajo Pipeline Co., L.P.	Delaware	99.5% by Navajo Pipeline LP, L.L.C. and 0.5% by Navajo Pipeline GP, L.L.C.
Navajo Pipeline GP, L.L.C.	Delaware	100% by Navajo Holdings, Inc.
Navajo Pipeline LP, L.L.C.	Delaware	100% by Navajo Holdings, Inc.
Petro-Canada America Lubricants Inc.	Delaware	100% by Petro-Canada Lubricants Inc.
Petro-Canada Asia Pacific Holding Co. Ltd.	Canada	100% by Petro-Canada Lubricants Inc.
Petro-Canada Europe Lubricants Limited, UK	United Kingdom	100% by Petro-Canada Lubricants Inc.
Petro-Canada Lubricants Inc.	Canada	100% by 9952110 Canada Inc.

Schedule 3.14 - 2

SCHEDULE 6.01

EXISTING INDEBTEDNESS OF SUBSIDIARIES

None.

Schedule 6.01(j) - 1

SCHEDULE 6.02(j)

EXISTING LIENS

Name of Subsidiary/ Debtor	Name of Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Frontier Refining & Marketing LLC
Frontier Refining & Marketing LLC	U.S. Bancorp Equipment Finance, Inc.	Delaware Secretary of State	UCC	10/3/2008 Continuation 09/20/13	20083362892	Leased equipment, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
Frontier Refining & Marketing LLC	MacQuarie Equipment Finance, LLC	Delaware Secretary of State	UCC	12/22/2010 Continuation 11/20/15	20104543454	Leased equipment, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation
HollyFrontier Corporation	Qwest Communications Company, LLC	Delaware Secretary of State	UCC	4/30/2012	20121668252	Leased equipment and all proceeds (including insurance proceeds) thereof.
HollyFrontier Corporation	Oak Tree Resources	Delaware Secretary of State	UCC	5/23/2012	20122221861	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.

Name of Subsidiary/ Debtor	Name of Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	5/30/2012	20122066266	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	5/31/2012	20122092049	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	8/1/2012	20122949594	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	9/24/2012	20123669548	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	10/19/2012	20124127926	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.

Schedule 6.01(j) - 3

Name of Subsidiary/ Debtor	Name of Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
HollyFrontier Corporation	Bank of the West	Delaware Secretary of State	UCC	12/21/2012	20125012648	Leased equipment and other personal property, together with all substitutions, replacement parts, repairs, additions and accessories incorporated therein and all proceeds of the foregoing.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	7/3/2013	20132578335	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	7/10/2013	20132645605	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	10/8/2013	20133949444	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	5/20/2014	20141984855	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	12/10/2014	20145012851	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	2/19/2015	20150707264	Leased equipment and other personal property, including proceeds thereof.

Schedule 6.01(j) - 4

Name of Subsidiary/ Debtor	Name of Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	4/17/2015	20151653624	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Pacific Western Equipment Finance, a division of Pacific Western Bank	Delaware Secretary of State	UCC	5/6/2015	20151942522	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Konica Minolta Premier Finance	Delaware Secretary of State	UCC	2/22/2016	20161046828	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Konica Minolta Premier Finance	Delaware Secretary of State	UCC	2/22/2016	20161046836	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Konica Minolta Premier Finance	Delaware Secretary of State	UCC	3/30/2016	20161888914	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Konica Minolta Premier Finance	Delaware Secretary of State	UCC	5/27/2016	20163189048	Leased equipment and other personal property, including proceeds thereof.
HollyFrontier Corporation	Konica Minolta Premier Finance	Delaware Secretary of State	UCC	5/27/2016	20163189089	Leased equipment and other personal property, including proceeds thereof.
Petro-Canada Lubricants Inc.
Petro-Canada Lubricants Inc.	GATX Rail Canada Corporation	Alberta Province	PPSA	4/8/2010	10040822941
Railcars, railroad rolling stock and other related personal property (including, without limitation, covered hopper cars, tank cars, boxcars and flat cars) leased from time to time by the Secured Party to the Debtor, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed on any of the foregoing and other personal property related thereto.

Schedule 6.01(j) - 5

Name of Subsidiary/ Debtor	Name of Secured Party	Jurisdiction	Lien Type	File Date	File Number	Collateral Description
Petro-Canada Lubricants Inc.	LiftCapital Corporation	Ontario Province	PPSA	8/31/2012	681129792
Material Handling Equipment together with all parts, attachments, accessories, additions, batteries, chargers, repair parts, and other equipment placed on or forming part of the goods described therein with any proceeds thereof and therefrom including, without limitation, all goods, securities, instruments, documents of title, chattel paper and intangibles (as defined in the Personal Property Security Act) related thereto.

Schedule 6.01(j) - 6

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. The Assignee hereby represents and warrants that it is not a Competitor.

1.    Assignor: ____________________________________________
2.    Assignee: ____________________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.
Credit Agreement:     Senior Unsecured 5-Year Revolving Credit Agreement dated as of July 1, 2014 among HollyFrontier Corporation, the Lenders parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative

_______
1 Select as applicable.

Exhibit A – 1

Agent, Swingline Lender and an Issuing Bank and the other Persons from time to time party thereto (as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017).

4.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Amount of Multicurrency Commitment/Multicurrency Loans Assigned	Applicable Percentage of Commitment/Loans Assigned [2]
$	$	$	%
$	$	$	%
$	$	$	%

Effective Date: [__________] [____], 20[___] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[SIGNATURES BEGIN NEXT PAGE]

_______
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A – 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By: __________________
Name: _________________
Title: ___________________

ASSIGNEE:

[NAME OF ASSIGNEE]

By: __________________
Name: _________________
Title: ___________________

[CONSENTS BEGIN NEXT PAGE]

Exhibit A – 3

Consented to and Accepted:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent, Swingline Lender and Issuing Bank

By: __________________
Name: _________________
Title: ___________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank

By: __________________
Name: _________________
Title: ___________________

BANK OF AMERICA, N.A., as an Issuing Bank

By: __________________
Name: _________________
Title: ___________________

CITIBANK, N.A., as an Issuing Bank

By: __________________
Name: _________________
Title: ___________________

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an Issuing Bank

By: __________________
Name: _________________

Exhibit A – 4

Title: ___________________

[If additional Issuing Banks, add additional signature blocks for consent]

Exhibit A – 5

[Consented to:] [3]

HOLLYFRONTIER CORPORATION, as Borrower

By: __________________
Name: _________________
Title: __________________

______
3 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. (See Section 9.04(b) of the Credit Agreement).

Exhibit A – 6

ANNEX 1
to Exhibit A for Credit Agreement
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit A – 7

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic transmission (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A – 8

EXHIBIT B
FORM OF NOTICE OF COMMITMENT INCREASE
[Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Lawrence Blat

with a copy to:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Agency Desk

Ladies and Gentlemen:
The undersigned, HollyFrontier Corporation, a Delaware corporation (the “Borrower”), refers to the Senior Unsecured 5-Year Revolving Credit Agreement dated as of July 1, 2014 (as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among the Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, Swingline Lender and an Issuing Bank, the Lenders and other Persons from time to time party thereto. The Borrower hereby notifies you, pursuant to Section 2.02 of the Credit Agreement, that it has arranged for the aggregate amount of the Commitments under the Credit Agreement to be increased by adding to the Credit Agreement the CI Lenders referenced below and/or by allowing one or more existing Lenders to increase their respective Commitments. With respect thereto, the Borrower sets forth below the information relating to such proposed Commitment Increase as required by Section 2.02(b) of the Credit Agreement:
(a)    the effective date of such increase of aggregate amount of the Lenders’ Commitments is ________________ (herein, the “Commitment Increase Effective Date”)1;
(b)    the amount of the requested increase of the Commitments is $________________ (the “Commitment Increase”);
(c)    the CI Lenders that have agreed with the Borrower to provide their respective Commitments are _____________________________ [INSERT NAMES OF THE CI LENDERS];
________
The Commitment Increase Effective Date Shall be no earlier than five Business Days after receipt by the Administrative Agent of this notice.

Exhibit B – 1

(d)    the existing Lenders that have agreed with the Borrower to increase their respective Commitments are _____________________________ [INSERT NAMES OF THE LENDERS]; and
(e)    set forth on Annex I attached hereto is the amount of the respective Commitments of each Lender and each CI Lender, after giving effect to the Commitment Increase hereunder, including the Commitments of all Reducing Percentage Lenders, all CI Lenders and all existing Lenders increasing their respective Commitments as of the Commitment Increase Effective Date. As of the Commitment Increase Effective Date, Schedule 2.01 to the Credit Agreement shall be deemed to be amended and restated or replaced in its entirety with Annex I attached hereto to reflect the Commitment of each Lender (including any CI Lenders) after giving effect to the Commitment Increase.

Delivery of an executed counterpart of this Notice of Commitment Increase by electronic transmission (i.e. “pdf”) shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.

Very truly yours,

HOLLYFRONTIER CORPORATION

By: ______________________
Name: ____________________
Title: _____________________

On [_________][2], acknowledged by:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By: ______________________
Name: ____________________
Title: _____________________

_______
2 Insert date that Administrative Agent acknowledges receipt of this notice.

Exhibit B – 2

ANNEX I
to Exhibit B of Credit Agreement
REVISED SCHEDULE OF COMMITMENTS
AS OF THE COMMITMENT INCREASE EFFECTIVE DATE

[Insert revised schedule]

Exhibit B – 3

EXHIBIT C
FORM OF BORROWING REQUEST
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Administrative Agent for the Lenders
parties to the Credit Agreement referred to below

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Lawrence Blat
E-mail:        lblat@us.mufg.jp
Telephone:    (212) 405-6620 / 6628

with a copy to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention:    Agency Desk
E-mail:        agencydesk@us.mufg.jp

Reference: HollyFrontier Corporation

Ladies and Gentlemen:
The undersigned, HOLLYFRONTIER CORPORATION, a Delaware corporation, refers to the Senior Unsecured 5-Year Revolving Credit Agreement dated as of July 1, 2014 (as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined therein and not otherwise defined herein being used herein as therein defined), among the undersigned, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, Swingline Lender and an Issuing Bank, the Lenders and other Persons from time to time party thereto, and the undersigned hereby gives you notice, irrevocably, pursuant to Section 2.05 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and with respect thereto sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.05 of the Credit Agreement:
(i)    The aggregate amount of the Proposed Borrowing is [$][C$][€][£]___________.
(ii)    The Business Day of the Proposed Borrowing is___________.
(iii)    The Type of the Proposed Borrowing is [an ABR Borrowing] [a CDOR Borrowing ] [a Eurodollar Borrowing].

Exhibit C – 1

(iv)    The Interest Period for each [CDOR Borrowing] [Eurodollar Borrowing] made as part of the Proposed Borrowing is ___________ [days] [month[s]].

Very truly yours,

HOLLYFRONTIER CORPORATION

By: ______________________
Name: ____________________
Title: _____________________

Exhibit C - 2

EXHIBIT D
FORM OF PROMISSORY NOTE
$[_________] New York, New York

[____], 20[___]
FOR VALUE RECEIVED, the undersigned, HOLLYFRONTIER CORPORATION, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ________________________ (the “Lender”) at the designated office of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. in lawful money of the United States of America and in same day funds, on the Initial Maturity Date (or such later Maturity Date as the Lender has consented to in writing) the principal amount of (a)____________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
The holder of this Promissory Note (this “Note”) is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a CDOR Borrowing or a Eurodollar Loan, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.
This Note (a) is one of the Notes referred to in the Senior Unsecured 5-Year Revolving Credit Agreement, dated as of July 1, 2014 (as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February 16, 2017 and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent, Swingline Lender and an Issuing Bank, the Lenders and other Persons from time to time party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.
Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind except those expressly required under the Credit Agreement.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit D – 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

Exhibit D – 2

SCHEDULE A
to
Promissory Note
LOANS, CONTINUATIONS, CONVERSIONS
AND REPAYMENTS OF CDOR LOANS AND EURODOLLAR LOANS

Exhibit D – 3

SCHEDULE B
to
Promissory Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Exhibit D – 4

EXHIBIT E
FORM OF SUBSIDIARY GUARANTEE

GUARANTEE dated as of [●] (this “Guarantee”), by each of the entities listed on the signature pages hereof or becoming a party hereto pursuant to Section 14.08 hereof (collectively, the “Guarantors”), in favor of the Administrative Agent, each Lender, each Issuing Bank (as each such term is defined in the Credit Agreement referred to below), the Swingline Lender (as such term is defined in the Credit Agreement referred to below), and each other holder of an Obligation (as such term is defined below) (collectively, the “Guarantied Parties”).
WHEREAS, pursuant to the Credit Agreement dated as of July 1, 2014 (together with all appendices, exhibits and schedules thereto, as amended by the First Amendment to Senior Unsecured 5-Year Revolving Credit Agreement dated as of February [_], 2017 and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement), among HollyFrontier Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;
WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and Swingline Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and
WHEREAS, either (i) the Borrower is required by Section 5.09 of the Credit Agreement or (ii) the Borrower and the Guarantors have elected, pursuant to Section 9.09 of the Credit Agreement, to have the Guarantors execute and deliver this Guarantee for the benefit of the Guarantied Parties.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Guarantee
(a)     Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations (as defined below), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may

Exhibit E – 1

become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or any other bankruptcy, insolvency, receivership or other similar proceeding, and interest at the contract rate applicable upon default accrued or accruing after the commencement of any such proceeding, in each case regardless of whether allowed or allowable in such proceeding), fees and costs of collection. This Guarantee constitutes a guaranty of payment when due (whether or not any proceeding under the Bankruptcy Code shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection.
(b)     Each Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guarantee shall have been cancelled or surrendered, this Guarantee shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.
(c)     In furtherance of the foregoing and not in limitation of any other right that any Guarantied Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due and payable, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guarantied Parties in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided in this paragraph, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VIII hereof.
(d)     As used herein, the term “Obligations” means all obligations of the Loan Parties to pay (a) the aggregate outstanding principal amount of, and all unpaid interest (including interest accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or other similar proceeding, and interest at the contract rate applicable upon default accrued or accruing after the commencement of any such proceeding, in each case regardless of whether allowed or allowable in such proceeding) on, the Loans (including any Swingline Loans) when and as due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, (b) all reimbursement obligations (including payments in respect of reimbursement of disbursements and interest thereon) with respect to the LC Exposure and all obligations of the Loan Parties under any Loan Document to provide cash collateral for LC Exposure, and (c) all other outstanding liabilities, obligations and indebtedness owing by the Borrower to the Administrative Agent, any Lender, the Swingline Lender, any Issuing Bank or any other Indemnitee arising under the Credit Agreement or any other Loan Document, of every type and description (whether by

Exhibit E – 2

reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guarantee, indemnification or otherwise), present or future, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guarantee or other instrument for the payment of money (including any such liabilities, obligations and indebtedness incurred after the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
ARTICLE II
Limitation of Guarantee
Any term of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guarantee, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law, (ii) Article III of this Guarantee or (iii) any other obligation, agreement, undertaking or similar provisions of any security or any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding any Loan Document) providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guarantee or other guaranties of the Obligations by such parties.
ARTICLE III
Indemnity and Contribution
SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Article VIII hereof), the Borrower agrees that in the event a payment in respect of any Obligation shall be made by any Guarantor under this Guarantee, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 3.02. Contribution. In the event that any Guarantor (the “Claiming Party”) shall be required hereunder to make a payment in respect of any Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and

Exhibit E – 3

the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth bears to the aggregate net worth of all the Guarantors on the date of such payment, then (subject to Article VIII hereof) such Guarantor shall be reimbursed by such other Guarantors (each, a “Contributing Party”) for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Any Contributing Party making a payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
ARTICLE IV
Authorization; Other Agreements
The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
(a)     supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;
(b)     waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;
(c)     accept partial payments on the Obligations;
(d)     receive, take and hold security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;
(e)     settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
(f)     add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
(g)     apply to the Obligations any payment or recovery (i) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (ii) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

Exhibit E – 4

(h)     apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
(i)     refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guarantee shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded;
in each case, even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, nonjudicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
ARTICLE V
Guarantee Absolute and Unconditional
Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guarantee are absolute and unconditional and shall not be discharged, reduced, limited, impaired or terminated or otherwise affected as a result of any of the following:
(a)     the invalidity or unenforceability of, or any impossibility in the performance of, any of the Borrower’s obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them;
(b)     the absence of any attempt to collect on the Obligations or any part of them from the Borrower or other action to enforce the same;
(c)     any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111 (b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(d)     any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(e)     the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations;
(f)     any use of cash collateral under Section 363 of the Bankruptcy Code;
(g)     any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(h)     the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

Exhibit E – 5

(i)     any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
(j)     failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding or otherwise;
(k)     any action taken by any Guarantied Party if such action is authorized hereby;
(l)     any change in the corporate existence or structure of the Borrower or any other Loan Party;
(m)     any defense, set-off, counterclaim, recoupment or termination (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;
(n)     any applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law affecting any term of any Guarantor’s obligations under this Guarantee;
(o)     any rescission, waiver, amendment or modification of, or release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guarantee; or
(p)     any other act, omission or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full in cash of the Obligations (other than indemnities and other contingent obligations (other than contingent obligations in respect of Letters of Credit, excluding Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) not then due and payable and as to which no claim has been made as of the time of determination).
ARTICLE VI
Waivers
Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of its Subsidiaries or the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability of the Borrower or any of its Subsidiaries, other than any defense of payment in full in cash of the Obligations (other than indemnities and other contingent obligations (other than contingent obligations in respect of Letters of Credit, excluding Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) not then due and payable and as to which no claim has been made as of the time of determination). In connection with the foregoing, each

Exhibit E – 6

Guarantor covenants that its obligations hereunder shall not be discharged, except in accordance with Article X or XV hereof.
ARTICLE VII
Reliance
Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.
ARTICLE VIII
Waiver of Subrogation and Contribution Rights
Until the Obligations have been paid in full in cash (other than indemnities and other contingent obligations (other than contingent obligations in respect of Letters of Credit, excluding Letters of Credit that have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) not then due and payable and as to which no claim has been made as of the time of determination) and the Commitments have expired or have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement, indemnity or contribution or similar right against the Borrower by reason of this Guarantee or by any payment made by any Guarantor in respect of the Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Article III hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
ARTICLE IX
Default; Remedies
The obligations of each Guarantor hereunder are independent of and separate from the Obligations. Upon any Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any

Exhibit E – 7

other guarantor of the Obligations, or joining the Borrower or any other guarantor in any proceeding against any Guarantor.
ARTICLE X
Irrevocability
Subject to Article XV below, this Guarantee shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have expired or have been terminated, the Obligations have been paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), all Letters of Credit have expired or terminated (or have been cash collateralized in a manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) and all LC Disbursements have been reimbursed, at which time this Guarantee shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guarantee and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guarantee. Any execution and delivery of the instruments, documents and agreements by the Administrative Agent pursuant to this Article X shall be without recourse or warranty by the Administrative Agent.
ARTICLE XI
Setoff
If an Event of Default shall have occurred and be continuing, each Lender, the Swingline Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Swingline Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the Obligations held by such Lender, such Swingline Lender, such Issuing Bank or their respective Affiliates which are then due and payable, irrespective of whether or not such Lender, such Swingline Lender, such Issuing Bank or such Affiliate shall have made any demand under this Guarantee and although any of the Obligations is owed to a branch, office or Affiliate of such Lender, such Swingline Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender, the Swingline Lender, each Issuing Bank and their respective Affiliates under this Article XI are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Swingline Lender, such Issuing Bank or their respective Affiliates may have. Each Lender, the Swingline Lender and each Issuing Bank agrees to promptly notify the applicable Guarantor and the Administrative Agent after any such setoff and application by such Lender or any of its Affiliates, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Exhibit E – 8

ARTICLE XII
No Marshalling
Each Guarantor consents and agrees that no Guarantied Party or any Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.
ARTICLE XIII
Representations and Warranties
Each Guarantor hereby represents and warrants that the representations and warranties as to it made by the Borrower in Article III of the Credit Agreement with respect to any Borrowing or the date of issuance, amendment, renewal or extension of any Letter of Credit, in each case on or after the date hereof, are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) as of such specified earlier date.
ARTICLE XIV
Miscellaneous
SECTION 14.01. Successors and Assigns. This Guarantee shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include their respective receivers, trustees and debtors-in-possession.
SECTION 14.02. Enforcement; Waivers; Amendments
(a)    No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guarantee, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy, or any abandonment or discontinuance of steps to enforce such a right or remedy, shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Guarantied Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any

Exhibit E – 9

right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14.02(b)) or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by a written instrument pursuant to Section 14.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guarantee. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
(b)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or modified except pursuant to an agreement in writing entered into by the Guarantors and the Administrative Agent with the consent of the Required Lenders.
SECTION 14.03. Governing Law; Jurisdiction; Consent to Service of Process.
(a)     This Guarantee shall be construed in accordance with and governed by the law of the State of New York.
(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section is intended to waive the right of any party to remove any such action or proceeding commenced in any such New York State court to an appropriate New York Federal court to the extent the basis for such removal exists under applicable law.
(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)     Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.

Exhibit E – 10

SECTION 14.04. Certain Terms. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Credit Agreement), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Guarantee, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.
SECTION 14.05. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 14.06. Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 9.01 of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guarantee shall be deemed to have been given on the date of receipt.
SECTION 14.07. Severability. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

Exhibit E – 11

SECTION 14.08. Additional Guarantors. Each of the Guarantors agrees that, if, pursuant to Section 9.09 of the Credit Agreement, the Borrower desires any Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guarantee Supplement in substantially the form of Exhibit A (Guarantee Supplement) attached hereto and shall thereafter become a Guarantor for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the rights, benefits and obligations of this Guarantee. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Guarantee.
SECTION 14.09. Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket expenses incurred by the Administrative Agent or any other Guarantied Party, including the fees, charges and disbursements of any counsel for the Administrative Agent or any other Guarantied Party, in connection with the enforcement of this Guarantee against such Guarantor or the exercise or enforcement of any other right or remedy available in connection herewith or therewith.
(b)    The Guarantors jointly and severally agree to indemnify and hold harmless each Guarantied Party and the other Indemnitees as provided in Section 9.03(b) of the Credit Agreement as if each reference in such Section to “the Borrower” was a reference to “the Guarantors” and with the same force and effect as if such Guarantors were parties to the Credit Agreement.
(c)    Any amounts payable as provided in paragraphs (a) and (b) of this Section shall be additional Obligations guaranteed hereby. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.
SECTION 14.10. Waiver of Consequential Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW AND WITHOUT LIMITING IN ANY WAY THE BORROWER’S AND THE GUARANTORS’ OBLIGATIONS HEREUNDER (INCLUDING THE GUARANTORS’ OBLIGATIONS SET FORTH IN SECTIONS 14.09(a) AND 14.09(b)), NO PARTY HERETO SHALL ASSERT, OR PERMIT ANY OF ITS AFFILIATES OR RELATED PARTIES TO ASSERT, AND EACH PARTY HERETO HEREBY WAIVES, ANY CLAIM AGAINST EACH OTHER SUCH PERSON (AND, IN THE CASE OF THE BORROWER OR ANY GUARANTOR, ANY GUARANTIED PARTY AND ANY OTHER INDEMNITEE), ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.
SECTION 14.11. Entire Agreement. This Guarantee, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

Exhibit E – 12

SECTION 14.12. Counterparts. This Guarantee may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart.
SECTION 14.13. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Guarantee and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee.
SECTION 14.14. Certain Acknowledgements and Agreements. Each Guarantor hereby acknowledges the provisions of Section 2.16 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Guarantor was a party to the Credit Agreement.
ARTICLE XV
Termination
In addition to termination in accordance with Article X, so long as no Default has occurred and is continuing under the Loan Documents (or would result from such release), (a) if all of the capital stock of a Guarantor that is owned by the Borrower or a Subsidiary is sold or otherwise disposed of in a transaction or transactions not prohibited by the Credit Agreement, (b) if the Borrower designates an existing Guarantor as an Excluded Party under the Credit Agreement or (c) in the event that, immediately after giving effect to the release of any Guarantor hereunder, all of the Indebtedness of the Subsidiaries that are not Guarantors is permitted under Section 6.01 of the Credit Agreement, then, in each case, promptly following the Borrower’s request and at the cost and expense of the Borrower, the Administrative Agent shall execute a release of such Guarantor from this Guarantee. Any execution and delivery of any such release by the Administrative Agent shall be without recourse or warranty by the Administrative Agent.
[SIGNATURE PAGES FOLLOW]

Exhibit E – 13

IN WITNESS WHEREOF, this Guarantee has been duly executed by the Guarantors as of the day and year first set forth above.

GUARANTORS
[NAME OF GUARANTOR]

By:
Name: Title:

Exhibit E – 14

ACKNOWLEDGED AND AGREED as of the date first above written: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:
Name: Title:

Exhibit E – 15

EXHIBIT A TO
SUBSIDIARY GUARANTEE
GUARANTEE SUPPLEMENT
Pursuant to this Guarantee Supplement (this “Guarantee Supplement”), the undersigned hereby agrees to be bound as a Guarantor for purposes of the Guarantee, dated as of [●] (the “Guarantee”), among certain Subsidiaries of HollyFrontier Corporation, a Delaware corporation, listed on the signature pages thereof or becoming party thereto pursuant to the terms thereof and acknowledged by The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as the Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guarantee. Each reference to a “Guarantor” in the Guarantee shall be deemed to include the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article XIII of the Guarantee applicable to it is true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality, the accuracy in all respects of such representations and warranties) as of such specified earlier date.
This Guarantee Supplement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart.
This Guarantee Supplement shall be construed in accordance with and governed by the law of the State of New York.
Capitalized terms used herein but not defined herein are used with the meanings given them in the Guarantee.
IN WITNESS WHEREOF, the undersigned has caused this Guarantee Supplement to be duly executed and delivered as of [●] .

Exhibit E – 16

[NAME OF GUARANTOR]

By:
Name: Title:

ACKNOWLEDGED AND AGREED as of the date first above written: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:
Name: Title:

Exhibit E – 17